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                                                                   EXHIBIT 10.69

                          MTH STOCK PURCHASE AGREEMENT

     THIS MTH STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 2nd of August, 2006, by and among Clearwire Europe S.a r.l., a Luxembourg limited liability company ("Purchaser"), and Axel Beghin ("Axel"), Charles de Bunsen ("Charles"), Nicolas du Chastel ("Nicolas") and Matthew Ridgwell ("Matthew" and, as to each a "Seller" together with Axel, Charles and Nicolas, the "Sellers" and as to each a "Seller").

                                    RECITALS:

     A. Sellers own Twenty-Five Thousand Three Hundred Thirty (25,330) fully paid registered shares (the "Shares") of MAC Telecom Holdings SA, a "societe anonyme" organized under the laws of Belgium ("MTH") as set forth on Exhibit B. Sellers are the sole shareholders of MTH.

     B. MTH holds Seven Thousand Four Hundred Forty-One (7,441) fully paid registered shares (the "MTH Shares") of MAC Telecom SA, a "societe anonyme" organized under the laws of Belgium ("MAC Telecom"). The other shareholders of MAC Telecom, other than Purchaser and MTH, are set forth on Exhibit A hereto (the "Other Shareholders"), who hold, collectively, Two Thousand Five Hundred Eighty-Four (2,584) fully paid registered shares (the "Minority Shares") of MAC Telecom.

     C. Purchaser is the owner of Seven Thousand Two Hundred Eighteen (7,218) registered shares of MAC Telecom, which together with the MTH Shares and the Minority Shares constitutes all of the outstanding stock of MAC Telecom.

     D. Purchaser and the Other Shareholders will enter into a Stock Purchase Agreement (as the same may be amended, the "MAC Telecom Stock Purchase Agreement") of even date herewith pursuant to which Purchaser will purchase from the Other Shareholders, and the Other Shareholders will sell to Purchaser, all of their right, title and interest in and to the Minority Shares. The entry into the MAC Telecom Stock Purchase Agreement is a material inducement of Purchaser to enter into this Agreement.

     E. Purchaser desires to purchase the Shares from Sellers, on the terms and subject to the conditions set forth in this Agreement. Sellers desire to sell the Shares to the Purchaser on such terms and conditions.

                                   AGREEMENT:

     NOW, THEREFORE, the parties hereto agree as follows:

     Section 1. Definitions. In addition to the terms defined elsewhere in this Agreement, including the recitals, the following terms, when used herein, shall have the following meanings:

     "Affiliate" shall have the meaning given by article 11 of the Belgian Company Code.

     "Clearwire Belgium" means Clearwire Belgium Sprl, a corporation organized under the laws of Belgium.


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     "Clearwire Shareholder Agreement" means the shareholder agreement in the form of Exhibit C hereto.

     "Closing Accounts" means MTH's unaudited accounts as of the Closing Date, as referred to in Section 3.4, prepared in accordance with generally accepted accounting principles and using the same methodology used in preparing the Financial Statements.

     "Governmental Authority" means any nation or government, foreign or domestic, any state or other political subdivision thereof, and any agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of government, including, without limitation, all taxing authorities.

     "Investment Agreement" means that certain Investment Agreement dated as of December 7, 2004, between, among others, MTH, Purchaser, the Sellers and MAC Telecom.

     "Law" or "Laws" means any statute, rule, common law, ordinance, regulation, order, writ, judgment, injunction, decree, determination, or award enacted or promulgated by a Governmental Authority.

     "License" means the license for the 3.450 - .0475 / 3.550 - 3.575 MHz frequencies held by MAC Telecom under license number INFRAPL2001\MODI-5\2006-01.

     "Lien" means any interest, consensual or otherwise, in property securing a monetary obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the statute or contract, and including, but not limited to, any security interest, lien or other beneficial interest arising from a mortgage, recordation of abstract of judgment, deed of trust, deed to secure debt, encumbrance, pledge, conditional sale, option, trust (constructive or otherwise) or trust receipt or a lease, consignment or bailment for security purposes.

     "Net Working Capital" means the difference of (i) total current assets of MTH, excluding the Seller Loans and (ii) total current liabilities, each as computed in accordance with generally accepted accounting principles and using the same methodology used in preparing the Financial Statements, and as set out in the Closing Accounts.

     "Person" means an individual, corporation, partnership, limited liability company, unincorporated association, trust, joint venture or other organization or entity, including a Governmental Authority.

     "Management Agreement" means that certain Management Agreement dated as of December 7, 2004 between MTH and MAC Telecom.

     "MAC Shareholders Agreement" means that certain Shareholders Agreement dated as of December 7, 2004, between, among others, MTH, MAC Telecom, Purchaser and Sellers.

     "MTH Shareholders Agreement" means that certain Shareholders Agreement dated as of March 14, 2003, between Sellers and which relates to MTH and the Shares.


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     "Restrictive Covenant Agreements" mean the four Restrictive Covenant
Agreements dated as of December 7, 2004 executed by each Seller, MTH, MAC Telecom and Clearwire Belgium.

     Section 2. Interpretation.

          2.1 No provision of this Agreement shall be interpreted adversely against a party solely because that party was responsible for drafting that particular provision.

          2.2 English language words used in this Agreement and, where applicable, the French translation thereof, intend to describe Belgian legal concepts only and the consequences of the use of those words in US law or any other foreign law shall be disregarded.

          2.3 This Agreement has been drawn up in the English language; in the event of any discrepancy between the English text of this Agreement (or any agreement resulting therefrom or relating thereto) and any translation thereof, the English language version shall prevail; subject to Section 2.2 above, the English language version shall also prevail for interpretation purposes.

          2.4 References to any Belgian legal concept shall, in respect of any jurisdiction other than Belgium, be deemed to include the concept which in that jurisdiction most closely approximates the Belgian legal concept.

          2.5 When using the expressions "shall use its best efforts" or "shall use its best endeavors" (or any similar expression or any derivation thereof) in this Agreement, the parties intend to refer to the Belgian law concept of "obligation de moyen".

          2.6 When using the words "shall cause" or "shall procure that" (or any similar expression or any derivation thereof), the parties intend to refer to the Belgian law concept of "porte-fort".

          2.7 All terms defined in this Agreement shall have the same meaning regardless of whether they are used in the singular or plural number.

          2.8 The words "include", "included" or "including" are used to indicate that the matters listed are not a complete enumeration of all matters covered.

     Section 3. Terms of Purchase.

          3.1 Purchase and Sale of Shares. On the terms and subject to the conditions set forth in this Agreement, Sellers hereby agree to sell, assign, transfer and convey to Purchaser, and Purchaser hereby agrees to acquire and take assignment of, the Shares. The Shares shall be sold and transferred to the Purchaser with all rights and obligations attached, including the right to receive distribution of profits or liquidation proceeds for the current fiscal year and the prior fiscal years to the extent not yet distributed on the date of the signing hereof.

          3.2 Purchase Price. In consideration for the sale to Purchaser by Sellers of the Shares, Purchaser will pay Sellers the following: (i) One Million Nine Hundred Forty-Seven Thousand Five Hundred Sixty-Four Dollars (US$1,947,564) which includes an amount


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corresponding to the balance of the Seller Loans (as defined below); (ii) Eight
Hundred Forty-Eight Thousand Seven Hundred Sixty-Four (848,764) shares of Restricted Class A Common Stock (the "Clearwire Stock") of Clearwire Corporation, a Delaware corporation registered with the Delaware State Register under registration number 3720220 ("Clearwire"); and (iii) the Additional Payment, if any, under Section 3.3 below. The cash portion of the purchase price referred to in (i) above shall be paid: (a) One Million Six Hundred Ninety-Seven Thousand Five Hundred Sixty-Four Dollars (US$1,697,564) in cash paid on the Closing Date in immediately available funds by wire transfer, provided that Sellers shall use these received funds to immediately repay to MTH the balance of the Seller Loans by wire transfer in immediately available funds to the bank account of MTH with number 310-1274359-59; and (b) the balance of Two Hundred Fifty Thousand Dollars (US$250,000) (the "Holdback") twelve (12) months from the Closing, which amount shall be divided equally among the Sellers. The cash referred to in (i) above, the Clearwire Stock and the Additional Payment, if any, shall be allocated among the Sellers in accordance with Exhibit B hereto. On the date twelve (12) months after the Closing, Purchase shall pay to Sellers the Holdback, less any set-offs or payments owing to Purchaser under this Agreement, provided that the balance of the Seller Loans has been fully repaid by all Sellers on the Closing Date. Purchaser shall have the right to make any payment of cash (including the Additional Payment) to a single bank account designated in writing by Sellers in full discharge of any obligation to make such cash payment and it shall be the Sellers' obligation to make the actual allocations of these funds among themselves in accordance with Exhibit B hereto.

          3.3 Additional Payment. If and only if: (a) within two (2) years after the Closing, Purchaser, its Affiliates or MAC Telecom shall close the sale (the "License Sale") of all or substantially all of the stock or assets of MAC Telecom (including the License) to any Person who is not an Affiliate of Purchaser; and (b) the License Value (as defined below) on the date of the License Sale exceeds the U.S. dollar equivalent of Ten Million Dollars ($10,000,000), then Purchaser shall pay to Sellers within thirty days of the closing of the License Sale (or, within thirty days of the final determination in accordance with this Section 3.3 of the License Value insofar that Sellers have objected thereto) an amount in cash equal to twenty-nine point thirty-one percent (29.31%) of the amount, if any, by which the License Value exceeds Ten Million Dollars ($10,000,000). If Sellers object to such valuation within thirty
(30) days of receipt thereof by Sellers, the value shall be determined in accordance with Section 13.5(b) hereof. For example, if the License Value was Thirty Million Dollars ($30,000,000), then Purchaser would pay to Sellers (allocated among the Sellers in accordance with Exhibit B hereto) five million eight hundred sixty-two thousand Dollars ($5,862,000). No Additional Payment shall be due if the License Sale shall not close within two years after Closing or if the amount allocated to the License in the License Sale does not exceed Ten Million Dollars ($10,000,000). In addition, no Additional Payment shall be due for the sale of any other asset, including without limitation any other license, owned by MAC Telecom. As used herein, "License Value" means the value of the License; being either (a) if the License Sale is a sale by MAC Telecom, or Purchaser or any of its Affiliates of the License alone, the U.S. dollar equivalent of the purchase price allocated to the License in the License Sale,
(b) if the License Sale is a sale by MAC Telecom, or Purchaser or any of its Affiliates of all or substantially all of its assets including the License, the U.S. dollar equivalent of the portion of the purchase price solely allocated to the License as determined in good faith by the parties to the License Sale and, failing such determination by the parties to the License Sale, as determined by Purchaser in good faith, provided that if Sellers shall object to such valuation within thirty (30) days of receipt thereof by Sellers, then the value shall be determined in accordance with Section 13.5(b)


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hereof, and (c) if the License Sale is a sale by Purchaser or one or more of its
Affiliates of all or substantially all of the stock in MAC Telecom, the U.S. dollar equivalent of the portion of the purchase price solely allocated to the License as determined in good faith by the parties to the License Sale and, failing such determination by the parties to the License Sale, as determined by Purchaser in good faith, provided that if Sellers shall object to such valuation within thirty (30) days of receipt thereof by Sellers, then the value shall be determined in accordance with Section 13.5(b) hereof.

          3.4 Net Working Capital. Sellers shall ensure that the Net Working Capital is zero upon Closing.

          3.4.1 If the Net Working Capital is negative upon Closing, Sellers shall pay to Purchaser an amount equal to the difference of (i) actual Net Working Capital and (ii) zero (the "Working Capital Difference"). It is expressly agreed that if the Net Working Capital is positive upon Closing, this will not trigger any payments to be made by Purchaser to the Sellers. The Working Capital Difference shall be determined by the Parties in accordance with the procedure set out in this Section 3.4 or, as the case may be, the arbitrator in accordance with the procedure set out in Section 13.5(b).

          3.4.2 The Closing Accounts shall be prepared by the Sellers and they shall be delivered to the Purchaser, jointly with copies of the working papers used to draw up the Closing Accounts, within five days after the Closing Date.

          3.4.3 The Purchaser shall within five days after the delivery to the Purchaser of the Closing Accounts and the related working papers (the "Verification Period"), cause such verification as the Purchaser shall deem useful to be performed with respect to the Closing Accounts, at the Purchaser's sole expense. On the basis of that review, the Purchaser may during a ten-day period following the Verification Period propose to the Sellers in writing (the "Notice of Objection") such adjustments, if any, as shall in the Purchaser's judgment be required to determine the Working Capital Difference as of the Closing Date. The Notice of Objection shall contain a statement of the basis of the Purchaser's objection.

          3.4.4 If within ten days following the Verification Period the Purchaser has not given the Sellers a Notice of Objection, then the Purchaser shall be deemed to agree with the amount of the Working Capital Difference as shown in the Closing Accounts and that amount shall constitute the Working Capital Difference for the purposes of Section 3.4.1.

          3.4.5 If the Purchaser has given the Sellers a Notice of Objection in accordance with Section 3.4.3, the Parties shall attempt to resolve the disputed issues and to agree on the amount of the Working Capital Difference, in which case that amount shall constitute the Working Capital Difference for the purposes of Section 3.4.1.

          3.4.6 If the Parties are not able to reach agreement within fifteen days from the notification of the Notice of Objection, then the Working Capital Difference shall be determined in accordance with Section 13.5(b) hereof. In determining the amount of the Working Capital Difference, the arbitrator shall limit its inquiry to the disputed issues, i.e. to those items in the Closing Accounts to which the Purchaser has objected in the Notice of Objection.

          3.4.7 The Sellers shall reimburse the Working Capital Difference to the Purchaser within 10 days after the final determination of the Working Capital Difference in accordance with this Section 3.4, by wire transfer of immediately available funds to the account designated by the Purchaser.


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          3.5 Taxes; Fees. To the extent that the transfer of the Shares to the
Purchaser gives rise to sales tax liability or other transfer, purchase, recordation or documentary tax or other fees (collectively, "Sales Taxes"), Sellers shall pay such Sales Taxes to the appropriate tax authorities at the Closing.

          3.6 Closing. The (i) transfer of ownership of the Shares and (ii) completion of the Sellers' and Purchaser's closing obligations contemplated by this Agreement (the "Closing") will take place at the offices of Linklaters De Bandt, 13 rue Brederode, 1000 Brussels on the date set by Purchaser and Sellers within five (5) business days following the date on which the last condition in
Section 8 has been satisfied or waived, or at such other time or place as Sellers and Purchaser may agree on, either in writing or orally (the "Closing Date").

          3.7 Share register. The Sellers hereby irrevocably appoint Charles de Bunsen, acting individually, with power to substitute, as their attorney-in-fact to record this share transfer in MTH's share register and to take any other action and sign any other document as may be necessary or desirable in order for such share transfer to be enforceable against MTH and third parties. The Purchaser hereby irrevocably appoints each of Pia Lavrysen and Mattias Bruyneel, attorneys-at-law, 13 rue Brederode, 1000 Brussels, Belgium, acting jointly or individually, with power to substitute, as their attorney-in-fact to record this share transfer in MTH's share register and to take any other action and sign any other document as may be necessary or desirable in order for such share transfer to be enforceable against MTH and third parties. The Purchaser shall receive share certificates certifying such recording in the share register.

          3.8 Share transfer restrictions. The Sellers waive any rights and obligations they have in relation to the transfer of the Shares pursuant to the MTH Shareholders Agreement and to the articles of association of MTH.

     Section 4. Representations and Warranties of Sellers. The Sellers, jointly and severally, hereby represent and warrant to Purchaser that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date:

          4.1 Organization, Qualification and Corporate Power. MTH is a 'societe anonyme', duly organized and validly existing under the laws of Belgium. MTH is duly qualified to conduct business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. MTH has all requisite power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. MTH has furnished to Purchaser true and complete copies of its organizing documents, including true and accurate English translations thereof, each as amended and as in effect on the date hereof.

          4.2 Capitalization of MTH. The authorized capital stock of MTH consists solely of 25,330 registered shares, of which the Shares are the sole shares issued and outstanding. Schedule 4.2 sets forth a complete and accurate list of all MTH's shareholders, indicating the number of shares of MTH held by each shareholder. Other than the Shares, there are no outstanding or authorized stock, options, warrants, rights, agreements or commitments to which MTH is a party or which are binding upon MTH providing for the issuance or redemption of any shares or other securities of MTH. There are no outstanding or authorized stock appreciation,


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phantom stock or similar rights with respect to MTH. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the Shares was issued in violation of any applicable Law. The Sellers have good and marketable title to the Shares, free and clear of all Liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. The Sellers have full voting power over the Shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the Shares other than the MTH Shareholders Agreement or the articles of association of MTH. As of the Closing Date no Person will have any preemptive right to purchase the Shares other than as set forth in the articles of association of MTH or the MTH Shareholders Agreement.

          4.3 Subsidiaries. MTH has no subsidiaries or interests in any Person other than its holdings in MAC Telecom.

          4.4 Absence of Certain Conflicts. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with or result in a breach of any provision of the organizing documents of MTH or MAC Telecom; (b) require the payment or the incurring of any obligation on the part of MTH or MAC Telecom, or result in a loss of rights or default (or give rise to any right of termination, cancellation or acceleration), with or without notice or lapse of time, under any of the provisions of any contract, agreement or instrument to which MTH or MAC Telecom is a party, (c) breach or otherwise constitute a default under any agreement or undertaking binding on or relating to MTH, MAC Telecom, Sellers, the Shares or the MTH Shares or (d) violate any judgment, decree, order, injunction, or any statute, law, regulation or rule of any court or any Governmental Authority applicable to Sellers, MTH, MAC Telecom, the Shares or the MTH Shares or any of its or their operations or property.

          4.5 Financial Statements; Seller Loans.

               (a) Attached hereto as Schedule 4.5(a), are (i) the unaudited balance sheet of MTH for the financial year ended December 31, 2005 drawn up in accordance with Belgian GAAP, and the related notes and statements of operations, shareholders' equity and cash flows, and (ii) the unaudited balance sheet of MTH as of May 31, 2006 drawn up in accordance with Belgian GAAP and the related unaudited notes and statements of operations, shareholders' equity and cash flows for the five months ended May 31, 2006 (collectively, the "Financial Statements"). The Financial Statements (a) are in accord with the books and records of MTH, (b) reflect that suitable accounting policies have been consistently applied, that reasonable and prudent judgments have been used in the preparation of the Financial Statements, and (c) give a true and fair view of the state of affairs of MTH. The books and records of MTH are in all material respects correct and complete, are maintained in accordance with good business practice and all applicable Laws, and accurately present and reflect in all material respects all of the transactions that are or should be therein described.

               (b) The Sellers are indebted to MTH for certain loans (the "Seller Loans") as set forth in Schedule 4.5(b), which Schedule sets forth the amount owed by each Seller as of May 31,2006 and the applicable per diem amount. Also attached to Schedule 4.5(b) are true and correct copies of all instruments, notes and agreements evidencing the Seller Loans.


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               (c) MTH does not owe any amounts to any of its shareholders (and in particular any Seller), directors, or executive officers, other than for compensation for services actually rendered to MTH. Other than the Seller Loans, there are no amounts owed to MTH by any Seller (by virtue of a loan, a current account or otherwise).

          4.6 Absence of Certain Changes. Since May 31, 2006, there has not been any material adverse event affecting MTH, nor has there occurred any event or development which could reasonably be foreseen to result in such a material adverse event.

          4.7 No Undisclosed Liabilities. MTH does not have any Liability of any kind except as properly and fully reflected (i) in the Financial Statements to the extent this is required by and in accordance with Belgian GAAP, or (ii) in
Schedule 4.7. As used herein, "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

          4.8 Tax Matters.

     (a) MTH has properly filed on a timely basis all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all respects. MTH has properly paid on a timely basis all Taxes, whether or not shown on any of its Tax Returns that were due and payable. All Taxes that MTH is or was required by Law to withhold or collect have been withheld or collected and, to the extent required, have been properly paid on a timely basis to the appropriate Governmental Authority. As used herein, "Taxes" shall mean (i) all taxes, and any and all other charges, fees, levies, duties, deficiencies, customs or other similar assessments or liabilities in the nature of a tax, including without limitation any income, gross receipts, ad valorem, premium, value-added, excise, severance, stamp, occupation, windfall profits, real property, personal property, sales, use, transfer, transfer gains, withholding, employment, unemployment, insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, and franchise taxes imposed by any federal, state, local, or foreign government, or any agency or political subdivision thereof,
(ii) any interest, fines, penalties, assessments, or additions resulting from, attributable to, or incurred in connection with any items described in this paragraph or any contest or dispute thereof, and (iii) any items described in this paragraph that are attributable to another Person but that MTH or any subsidiary is liable to pay by law, by contract, or otherwise. Also as used herein, "Tax Returns" shall mean all reports, returns, declarations, statements, forms, or other information required to be supplied to a taxing authority or to any individual or entity in connection with Taxes and any associated schedules or work papers provided in connection with such items. MTH does not have in effect currently any waiver of any statute of limitations with respect to Taxes or agreed to an extension of time with respect to an assessment of or deficiency in Taxes or the filing of a Tax Return that is currently in effect. To the best of Sellers' knowledge, at no time has MTH been subject to an audit or review by any Governmental Authority relating to Taxes. To the best of Sellers' knowledge, no examination of any return of MTH is currently in progress. MTH has not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by MTH for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. MTH has not made any agreement, waiver or other arrangement providing for an extension of time with respect to the assessment or collection of any Taxes against it. Other than the corporate income Tax


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Return relating to the financial year 2005 which is to be filed in September
2006, no Tax Returns shall be required to be filed within the six (6) month period following the date of this Agreement.

     (b) True and correct copies of all Tax Returns of MTH for the prior three year period have been furnished by Sellers to Purchaser.

     (c) There shall be no unpaid Taxes attributable to the period prior to the Closing Date. No Taxes shall be due arising from the termination of the Management Agreement in accordance with Section 8.3(d) or the termination of any other agreement to which MTH is a party, in accordance with Section 8.2(h).

          4.9 Employees. MTH has never had any employees.

          4.10 Litigation. There is no actual or threatened litigation against MTH, nor is MTH subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign Governmental Authority, other than disclosed in Schedule 4.10 to this Agreement. There is no actual or threatened litigation against the Sellers which could adversely affect the validity and enforceability of the transfer of the Shares to Purchaser, and none of the Sellers is subject to any order, writ, injunction or decree of any court or any federal, state, municipal or other domestic or foreign Governmental Authority.

          4.11 Assets. The sole and exclusive assets of MTH are the MTH Shares, MTH's rights under the Management Agreement and the Seller Loans. MTH is not a party to or otherwise bound by any agreements or undertakings except as set forth in Schedule 4.11, all of which agreements are in full force and effect, and have not been breached by MTH or any party thereto.

          4.12 MAC Telecom Stock. The authorized capital stock of MAC Telecom consists solely of 17,243 registered shares, all of which are issued and outstanding. MAC Telecom has also issued 8,143 beneficiary shares which are outstanding. Schedule 4.12 sets forth a complete and accurate list of all MAC Telecom's shareholders, indicating the number of shares of MAC Telecom held by each shareholder. Other than the shares and the beneficiary shares held by Purchaser, the Minority Shares reflected in Schedule 4.12 and the MTH Shares, there are no outstanding or authorized stock, securities, options, warrants, rights, agreements or commitments to which MAC Telecom is a party or which are binding upon MAC Telecom providing for the issuance or redemption of any shares or other securities of MAC Telecom. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to MAC Telecom. The MTH Shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the MTH Shares was issued in violation of any applicable Law. MTH has good and marketable title to the MTH Shares, free and clear of all Liens, charges, demands or adverse claims or other restrictions on the exercise of any of the attributes of ownership. MTH has full voting power over the MTH Shares, subject to no proxy, shareholders' agreement, voting trust or other agreement relating to the voting of any of the MTH Shares other than the MAC Shareholders Agreement and the articles of association of MAC Telecom. As of the Closing Date no Person will have any preemptive right to purchase the MTH Shares other than as set forth in the MAC Shareholders Agreement and the articles of association of MAC Telecom.


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          4.13 Legal Compliance. MTH, and the conduct and operations of its businesses, are and have been at all times in compliance with all Laws.

          4.14 Authorization by Sellers; Enforceability. All action on the part of Sellers necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Sellers hereunder has been taken. This Agreement has been duly and validly executed and delivered by Sellers. Assuming the due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

          4.15 Restrictive Covenant Agreements. Each Seller is in full compliance under his respective Restrictive Covenant Agreement, and no Seller has breached any of his obligations under such Restrictive Covenant Agreement.

          4.16 Broker's Fees. Neither Sellers nor MTH has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

          4.17 Disclosure. No representation or warranty by the Sellers contained in this Agreement, or any other document, certificate or other instrument delivered to or to be delivered by or on behalf of the Sellers pursuant to this Agreement, contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or shall be made, in order to make the statements herein or therein not misleading. The Sellers have disclosed to the Purchaser all material information relating to MTH, its assets and liabilities or otherwise relevant for or the transactions contemplated by this Agreement.

          4.18 Marital Status. Other than Nicolas du Chastel and Matthew Ridgwell, none of the Sellers is married under any civil law regime.

     Section 5. Declarations Relating to Clearwire Stock. Each Seller, as to himself (but not as to any other Seller), hereby represents and warrants to Purchaser that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date:

          5.1 The Clearwire Stock to be received by each Seller is being acquired for investment for such Seller's own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and no such Seller has any present intention of selling, granting any participation in, or otherwise distributing or transferring the same. No such Seller has any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such person or to any third Person, with respect to any of the Clearwire Stock.

          5.2 Each Seller understands that no United States agency or any other Governmental Authority has passed on or made any recommendation or endorsement of the Clearwire Stock or the fairness or suitability of the investment in the Clearwire Stock nor have such authorities passed upon or endorsed the merits of the offering of the Clearwire Stock.

          5.3 Each Seller is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). No Seller is a "U.S. person" as that term is defined under Rule 902 of Regulation S promulgated under the Securities Act. This Agreement has been executed by Sellers outside the "United States" (as defined in Rule 902(l) of Regulation S). Sellers are acquiring the Shares in an "offshore transaction" (as defined in Rule 902(h) of Regulation S). The Shares were not offered to Sellers in the United States and at the time of execution of this Agreement and the time of any offer to Sellers to purchase the Shares hereunder, Sellers were physically outside of the United States.

          5.4 Each Seller has received private placement memoranda from Clearwire and each Seller believes he has received all the information he considers necessary or appropriate for deciding whether to acquire the Clearwire Stock pursuant to this Agreement. Each Seller further represents that he has had an opportunity to ask questions and receive answers from Clearwire regarding the terms and conditions of the acquisition of the Clearwire Stock pursuant to this Agreement and the business, properties, prospects and financial condition of the Company. Each Seller confirms that the private placement memoranda and other non public information that have been furnished to such Seller are subject to the confidentiality provision of Section 7.1 of the MAC Shareholders Agreement dated as of December 7, 2004, and the applicable confidentiality provision of the Restrictive Covenant Agreements signed by such Seller.

          5.5 Each Seller has independently evaluated the merits of his decision to acquire the Clearwire Stock pursuant to this Agreement, and each Seller confirms that he has not relied on the advice of any other Person, or any placement agent, consultant or legal counsel in making such decision.

          5.6 Each Seller has the financial and other ability to bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Clearwire Stock.

          5.7 Each Seller understands that: (i) the Clearwire Stock has not been registered under the Securities Act or any state securities laws; (ii) each Seller agrees that if he decides to offer, sell or otherwise transfer any of the Clearwire Stock, such Clearwire Stock may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to Clearwire; (C) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, and the seller shall be required to furnish to Clearwire an opinion to such effect from counsel of recognized standing reasonably satisfactory to Clearwire prior to such offer, sale or transfer, or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws, and the Seller shall be required to furnish to Clearwire an opinion to such effect from counsel of recognized standing reasonably satisfactory Clearwire prior to such offer, sale or transfer.

          5.8 Each Seller understands that the certificates evidencing the Clearwire Stock may bear legends substantially similar to the following, together with such other legends as may be required in the reasonable opinion of counsel to Clearwire:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S ADOPTED UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF; (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE); (C) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE); OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY, FURNISH TO THE ISSUER OR ISSUER'S COUNSEL SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED BY THE ISSUER TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. IN ANY CASE, THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY, EXCEPT AS PERMITTED BY THE SECURITIES ACT."

          5.9 Each Seller has reviewed and approved the Clearwire Shareholder Agreement and acknowledges that execution and delivery by such Seller of the Clearwire Shareholder Agreement is a condition precedent to the issuance of any Clearwire Stock to such Seller.

          5.10 Sellers acknowledge that this Section 5 is for the benefit of Purchaser and Clearwire.

     Section 6. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers that the following statements are true and correct as of the date hereof and shall be true as of the Closing Date:

          6.1 Organization and Standing; Power and Authority. Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of Luxembourg. Purchaser has all requisite power and authority to enter into, execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

          6.2 Authorization; Enforceability. Purchaser has taken or caused to be taken all actions necessary for the authorization, execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser. Assuming the due authorization, execution and delivery by Sellers, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors' rights generally or the availability of equitable remedies subject to the discretion of the court.

          6.3 Broker's Fees. Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     Section 7. Covenants.

          7.1 Seller Affirmative Covenants. Between the date of this Agreement and the Closing Date, except as otherwise consented to in writing by Purchaser or as otherwise contemplated by this Agreement, Sellers will:

               (a) preserve the Shares and cause MTH to preserve the MTH Shares;

               (b) permit MTH to operate in the ordinary course of business;

               (c) obtain all third party approvals, if any, necessary to consummate the transactions contemplated hereby;

               (d) maintain the books, accounts and records of MTH in the usual and regular manner;

               (e) cause MTH to satisfy all Liabilities of MTH, if any, in a timely manner as they become due; and

               (f) comply with all Laws applicable to the conduct of MTH or MTH's business.

          7.2 Seller Negative Covenants. Between the date of this Agreement and the Closing Date, except as consented to in writing by Purchaser or as otherwise contemplated by this Agreement, Sellers will not, and will cause MTH not to:

               (a) take any action or omit to take any action that could reasonably be expected to render inaccurate any representation or warranty of Sellers contained in this Agreement (as if such representation or warranty was made on each date from the date of this Agreement to the Closing Date);

               (b) hire any employees for MTH or create any employee benefit plans;

               (c) amend any of MTH's articles of association or organizing documents;

               (d) sell, lease, pledge, hypothecate, mortgage, encumber, transfer, or otherwise dispose of or agree to sell, lease, pledge, hypothecate, mortgage, encumber, transfer, license, or otherwise dispose of, or create any Lien on the Shares or any assets of MTH, including the MTH Shares;

               (e) enter into any contract, commitment, purchase order or obligation (or group of related contracts, commitments, purchase orders or obligations) binding on MTH, except in the ordinary course of business;

               (f) commence any proceeding to merge, consolidate or liquidate or dissolve, or obligate itself to do so;

               (g) issue any shares, options, warrants, or other securities or any other right to any Person for the acquisition of MTH's securities;

               (h) make any dividend or distributions to any shareholders;

               (i) enter into any contract, agreement, commitment, option, or obligation which involves the Shares, or the sale, transfer, assignment thereof or any rights therein, including without limitation the right to vote the Shares; or

               (j) enter into any contract, agreement, arrangement or understanding to, or otherwise offer or commit to, in any manner, (i) sell, transfer, assign or dispose of the Shares or the MTH Shares or any interest therein or portion thereof, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien on the Shares or the MTH Shares or any interest therein.

          7.3 "Market Stand-off" Agreement. If requested by Clearwire or an underwriter of capital stock or other securities of Clearwire in connection with Clearwire's initial public offering, each Seller agrees not to sell or otherwise transfer or dispose of any Clearwire Stock or other securities of Clearwire held by such Seller during the 180 day period, or such longer period as requested by the underwriters, following any registration statement filed under the Securities Act to register capital stock or other securities of Clearwire. Sellers shall execute such agreements as shall be required by the underwriters.

          7.4 Covenant to Satisfy Conditions. Purchaser and Sellers will use their respective commercially reasonable efforts to cause the conditions set forth in Section 8 to be satisfied.

          7.5 MAC Shareholders Agreement. Pursuant to Section 3.3.2 of the MAC Shareholders Agreement, if Clearwire intends to offer shares of its common stock for sale to the public in a Qualified IPO (as defined in the MAC Shareholders Agreement), MTH has the option to exchange its shares in MAC Telecom for shares of Clearwire common stock and Clearwire has the option to compel such exchange. Purchaser, MTH and Sellers agree that this Agreement is intended to fully satisfy each party's obligations under Section 3.3.2 of the MAC Shareholders Agreement, and upon the Closing, neither Purchaser nor MTH nor the Sellers shall have any rights or obligations under Section 3.3.2 of the MAC Shareholders Agreement.

          7.6 Allocation Schedule. Sellers direct that the purchase price be allocated among the Sellers in the manner set forth in Exhibit B hereto. The allocation may or may not be in proportion to each Seller's percentage ownership interest in MTH, and the Sellers may or may not seek pro rata interests in the cash and Clearwire Stock provided under this Agreement. The allocations shall be matters solely determined by Sellers, and Sellers shall waive any claim they may have against Purchaser in this respect and shall indemnify Purchaser from all claims relating thereto.

          7.7 Further Assurances. From time to time on or after the Closing Date, Sellers and Purchaser will execute and deliver to each other all such further assignments, endorsements and other documents as are reasonably requested in order to complete the sale of the Shares to Purchaser, to enable Purchaser to exercise full rights as the sole owner of the Shares and to otherwise carry out the transactions contemplated by this Agreement. Without limitation, to the extent Sellers (or any one of them) shall have ownership interests or rights in MTH other than the Shares (or shall have ownership interests or rights in MAC Telecom other than the MTH Shares), such additional interests shall be conveyed to Purchaser at Closing without additional consideration from Purchaser.

     Section 8. Conditions.

          8.1 Conditions to Obligations of Sellers. The obligation of Sellers to sell the Shares shall be subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following condition:

               (a) On the Closing Date, the representations and warranties of Purchaser set forth in Section 6 shall be accurate in all material respects with the same effect as if made on the Closing Date, and Purchaser shall have performed all obligations and complied in all material respects with all covenants required to be performed or to be complied with by it on or prior to the Closing Date under this Agreement.

          8.2 Conditions to Obligations of Purchaser. The obligation of Purchaser to purchase the Shares, pay the cash portion of the purchase price as set forth in Section 3.2(i) less the Holdback, and deliver the Clearwire Stock as set forth in Section 3.2(ii), is subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

               (a) On the Closing Date, the representations and warranties of Sellers set forth in Section 4 and Section 5 hereof shall be accurate in all material respects with the same effect as if made on the Closing Date, and Sellers shall have performed all obligations and complied in all material respects with all covenants required to be performed or to be complied with by him prior to the Closing Date under this Agreement. Without limitation, Purchaser shall have no obligation to close the purchase of the Shares unless Purchaser shall acquire the whole of the Shares.

               (b) On the Closing Date, there shall not have been any Material Adverse Change. "Material Adverse Change" shall mean any event, change, circumstance or effect that has a material adverse effect on the operations, Financial condition, prospects, assets, or operations, of MTH or MAC Telecom taken as a whole, including the continuing validity and effectiveness of the License.

               (c) Sellers shall have obtained and delivered to Purchaser the Consents (as defined hereafter) as well as the declarations submitted by each of Nicolas du Chastel and Matthew Ridgwell, containing the unconditional and irrevocable written consent of their respective spouses to the transfer of the Shares owned respectively by each such Seller.

               (d) Each Seller shall, in form satisfactory to Purchaser, have become bound to the Clearwire Shareholder Agreement.

               (e) Purchaser and the Other Shareholders shall have entered into the MAC Telecom Stock Purchase Agreement and all conditions to closing thereunder shall have been met or waived.

               (f) Each Seller shall have executed and delivered his pledge of the Clearwire Stock in the form attached hereto as Exhibit I.

               (g) Each Seller shall, or shall procure that its management company, have resigned, effective as of the Closing, as an officer, director, agent or representative of MTH and/or MAC Telecom, and shall have delivered to that effect resignation letters in the form as attached hereto as Exhibit E. Each Seller shall be removed as a signor of any bank account on behalf of MTH and/or MAC Telecom.

               (h) Each Seller shall, or shall procure that its management company, effective as of the Closing, terminate without liability to MTH of any kind all agreements between such Seller or such Seller's management company and MTH by executing a termination of agreement in the form attached hereto as Exhibit J, for such agreement, including, but not limited to each agreement listed on Schedule 8.2(h) hereto.

               (i) The board of directors of Clearwire shall have approved the transactions contemplated by this Agreement and by the MAC Telecom Stock Purchase Agreement.

          8.3 Conditions to the Obligations of Purchaser and Sellers. The obligations of each of Sellers to sell the Shares and the Purchaser to purchase the Shares, pay the cash portion of the purchase price as set forth in Section 3.2(i) less the Holdback, and deliver the Clearwire Stock as set forth in Section 3.2(ii), shall be subject to the satisfaction or waiver in writing, on or before the Closing Date, of the following conditions:

               (a) If required for the consummation of the transactions contemplated herein, all notices, filings and consents required to be made or obtained prior to the Closing by either party or any of their respective Affiliates with any Governmental Authority or any third party in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (collectively, the "Consents") shall have been made or obtained.

               (b) Neither Sellers nor Purchaser shall be subject to any order, decree, or injunction of a court of competent jurisdiction or governmental agency and no statute, rule or regulation shall be enacted or issued which prevents or significantly delays any of the transactions contemplated by this Agreement, or would impose any limitation on the ability of Sellers to sell the Shares or the ability of the Purchaser to effectively exercise full rights of ownership in the Shares.

               (c) The parties to the MTH Shareholders Agreement shall have executed and delivered the Termination of MTH Shareholders Agreement in the form of Exhibit G hereto.

               (d) Sellers shall have caused MTH to have executed the Termination of Management Agreement in the form of Exhibit H hereto, and Sellers shall have delivered such Termination of Management Agreement. Such termination shall not be deemed to amend or modify the Option Agreement (as defined below) and shall not affect the continued vesting of the Options as defined in that certain Stock Option Agreement, dated January 19, 2005 (the "Option Agreement") received by the Sellers pursuant to the Option Agreement, provided that such Seller (or his management company) has entered into a professional services agreement as set forth in Section 8.3(f) or Section 8.3(g), as the case may be, which professional services agreement shall control the vesting of said Options for said Seller (or his management company).

               (e) The parties to the Restrictive Covenant Agreements shall have executed and delivered the Termination of Restrictive Covenant Agreement in the form of Exhibit D hereto.

               (f) MAC Telecom shall have entered into an individual professional services agreement with Axel Beghin and Nicolas du Chastel (or their respective management companies) in substantially the form attached hereto as Exhibit F.

               (g) Clearwire Belgium shall have entered into an individual professional services agreement with Matthew Ridgwell and Charles de Bunsen (or their respective management companies) in substantially the form attached hereto as Exhibit F.

          8.4 Waiver of Conditions. Either party may waive any condition set forth in this Section 8 to such party's obligations under this Agreement. Except as otherwise provided herein, the result of any such waiver shall be (a) the elimination of the waived condition as a valid basis for the waiving party to refuse to close the transactions contemplated by this Agreement, and (b) the release of the other party from any claim by the waiving party for resulting injuries and damages with respect to that waived condition. Any waivers made under this Section shall not be effective unless in writing.

          8.5 Actions on Closing. (i) Sellers shall deliver or cause to be delivered to Purchaser the certificates certifying the Shares' recording in the share register of MTH; and such other instruments and documents as Purchaser may reasonably require to vest in Purchaser all right, title and interest of Sellers in and to the Shares; (ii) the share register of MTH shall be amended pursuant to Section 3.7 hereof; (iii) Purchaser shall pay the cash portion of the purchase price as set forth in Section 3.2(i) less the Holdback, and deliver the Clearwire Stock as set forth in Section 3.2(ii); (iv) Sellers shall repay to MTH the balance of the Seller Loans in cash by wire transfer in immediately available funds to the bank account of MTH with number 310-1274359-59; and (v) a special shareholders' meeting of MTH shall be held in order to acknowledge the resignation of Sellers as directors, officers or representatives of MTH and to appoint new directors and an auditor.

          8.6 Purchaser shall cause MAC Telecom to amend, within 6 months after the Closing Date, the employment contract of the individuals listed in Schedule 8.6, so that their notice period will become at least 6 months.

          8.7 Subject to article 554 of the Belgian Company Code and generally to all matters which may give rise to any finding of liability of the directors of MTH or MAC Telecom, as the case may be, and which have not been disclosed to Purchaser prior to the Closing Date, Purchaser undertakes to (i) grant, at the first annual shareholders' meeting of MTH following the Closing Date, to all directors of MTH who resigned pursuant to Section 8.2(g) release from liability arising from the performance of their duties prior to the Closing Date and (ii) grant, at the first annual shareholders' meeting of MAC Telecom following the Closing Date, to all directors of MAC Telecom who resigned pursuant to Section 8.2(g) release from liability arising from the performance of their duties prior to the Closing Date, provided in each case that such release from liability shall not impair any right of Purchaser under this Agreement, including pursuant to Section 11.2 hereof.

     Section 9. Termination.

     This Agreement may be terminated at any time prior to the Closing:

          9.1 by the written agreement of all of the Sellers and Purchaser;

          9.2 by either party if all of the conditions to such party's obligation to close the transactions contemplated herein have not occurred on or before the Closing Date; provided that if the conditions to closing have not been satisfied or waived through the fault of a party, the party at fault shall not have the right to terminate this Agreement pursuant to this Section 9.2;

          9.3 by either Purchaser or Sellers if the Closing has not occurred on or before the date that is ninety (90) days from the date of the execution of this Agreement; provided that if the Closing has not occurred through the fault of a party, the party at fault shall not have the right to terminate this Agreement pursuant to this Section 9.3;

          9.4 by either Purchaser or Sellers if the consummation of the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any Governmental Authority having competent jurisdiction; or

          9.5 by Purchaser, if any material adverse restriction or condition is placed on the License or the assignment of the Shares.

     Section 10. Notice of Termination.

     In the event of termination of this Agreement and abandonment of the transactions contemplated hereby, written notice thereof shall forthwith be given by the terminating party to the other parties and this Agreement shall terminate without further action by any of the parties hereto.

     Section 11. Survival; Indemnification.

          11.1 Survival of Representations and Warranties. The parties hereto hereby agree that the representations, warranties and indemnification obligations contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder for a period of two (2) years; provided, that the representations and warranties contained in Sections 4.1, 4.2, 4.8,4.12,4.14 and Section 5 shall survive until the end of the sixty day period following the expiration of the applicable statute of limitations.

          11.2 Seller Indemnification. Subject to the provisions of this Section
11. Sellers, jointly and severally (except with regard to Section 5), hereby agree to indemnify and hold the Purchaser and its Affiliates and their respective directors, officers, employees, shareholders, members, managers, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

               (a) any and all losses, liabilities, assessments, penalties, obligations, damages, costs and expenses, whatsoever, including, without limitation, reasonable attorneys' fees and other professionals' fees and disbursements ("Losses) based upon, attributable to or resulting from the breach of any representation or warranty of Sellers set forth in Section 4 or Section 5 hereof, or of any representation or warranty contained in any certificate delivered by or on behalf of Sellers or a Seller pursuant to this Agreement;

               (b) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of any Seller under this Agreement; and

               (c) any Losses relating to Taxes, Liabilities or other obligations of any kind of MTH arising from or relating to the period up to and prior to Closing.

          11.3 Purchaser Indemnification. Subject to the provisions of this
Section 11, Purchaser hereby agrees to indemnify and hold Sellers (the "Seller Indemnified Parties") harmless from and against:

               (a) any and all Losses based upon, attributable to or resulting from the breach of any representation or warranty of Purchaser set forth in
Section 6 hereof, or of any
representation or warranty contained in any certificate delivered by or on behalf of Purchaser pursuant to this Agreement; and

               (b) any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of Purchaser under this Agreement.

          11.4 Indemnification Procedures.

               (a) In the event that any liabilities, obligations, claims, actions, suits, proceedings, investigations or judgments ("Claims") shall be asserted by any Person in respect of which payment may be sought under Section 11 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within ten (10) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the reasonable expenses of defending such Claim. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of outside counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim and only for reasonable legal fees. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

               (b) After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and indemnifying party shall pay the sum due within 15 calendar days following such notice.

               (c) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

          11.5 Non-Exclusive Remedy. The remedies hereunder are nonexclusive and the parties shall have all rights at law and equity including rights of setoff.

          11.6 Nature of Payments to the Purchaser. Any amount paid by Sellers to the Purchaser under this Section 11 shall constitute a reduction in the purchase price.

     Section 12. Release.

          12.1 Release. Effective at Closing, and without further action by any party hereto, except as otherwise provided in Section 11 above, each Seller (as to each a "Releasing Party") hereby fully and forever releases and discharges Purchaser, Clearwire Belgium, Clearwire, MAC Telecom and each of its or their respective agents, principals, shareholders, members, subsidiaries, parents, successors, and assigns from any damages, suits, claims, debts, demands, assessments, obligations, liabilities, attorneys' fees, costs, expenses, rights of action and causes of action, of any nature, whatsoever, known or unknown, suspected or unsuspected, fixed or contingent, accrued or unaccrued, which such Releasing Party now has or may hereafter have, by reason of any matter, cause or thing whatsoever from the beginning of time to the Closing Date against Purchaser, except this release shall not apply to the obligations of Purchaser under this Agreement.

          12.2 Other Terms. Each of the Releasing Parties: (a) further agrees never to commence, aid or participate in (except to the extent required by order or legal process issued by a court or governmental agency of competent jurisdiction) any legal action or other proceeding based in whole or in part upon Section 12.1 above; (b) agrees that this waiver and release is an essential and material term of this Agreement and that the agreements in this paragraph are intended to be in full satisfaction of any alleged injuries or damages in connection with the released matters; (c) represents and warrants that it has not purported to convey, transfer or assign any right, title or interest in any released matter to any other person or entity and that the foregoing constitutes a full and complete release of the released matters; (d) understands that this release shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those known and anticipated; and (e) has consulted with legal counsel prior to signing this release, or had an opportunity to obtain such counsel and knowingly chose not to do so, and executes such release voluntarily, with the intention of fully and finally extinguishing all released matters.

     Section 13. Miscellaneous.

          13.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered on the date that the courier warrants that delivery will occur. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the addresses set forth on the signature page of this Agreement.

          13.2 Sellers' liability. All undertakings and obligations of the Sellers under this Agreement shall be joint and several ("solidaire et indivisible").

          13.3 Section Headings. The section headings in this Agreement are for convenience only; they do not give full notice of the terms of any portion of this Agreement and are not relevant to the interpretation of any provision of this Agreement.

          13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Belgium.

          13.5 Arbitration.

               (a) All disputes arising out of or in connection with this Agreement shall be submitted to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"). Any such arbitration shall be conducted in Brussels, Belgium by a panel of three arbitrators, comprised of one arbitrator appointed by each party to the dispute and one neutral arbitrator appointed in accordance with ICC Rules; provided, however, that for any dispute that arises in connection with the determination of the License Value or the Working Capital Difference, the baseball decision rules ("Baseball Arbitration") set forth in Section 13.5(b) shall apply.

               (b) In the event of a dispute in connection with the License Value or the Working Capital Difference, either party may request by written notice to the other party that it wishes to submit the disputed matter for resolution by Baseball Arbitration in accordance with ICC Rules. The parties agree to submit to arbitration before a single neutral arbitrator either agreed to by the parties or appointed in accordance with ICC Rules. Within fifteen (15) days (the "Submission Period") after the appointment of the arbitrator each party shall submit to the arbitrator its own proposal for the resolution of the contested issue provided that Sellers may only submit a single joint proposal. Such submissions shall remain secret until after the arbitrator has received each party's proposal, at which time the arbitrator shall inform each party of the other's proposal. No such proposal may be amended after it is submitted to the arbitrator. The arbitrator shall compare the proposals. The arbitrator shall determine which proposal he or she believes to be the resolution most closely in accordance with the relevant provisions of this Agreement and shall order the adoption of such proposal as the relief granted. If any party fails to submit its proposal by the end of the Submission Period, the arbitrator shall order the adoption of the other party's proposal. The arbitrator may rely upon such evidence as the arbitrator may choose in his or her discretion in making such determination. Any such arbitration shall be conducted in Brussels, Belgium.

          13.6 Severability. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement.

          13.7 Integration; Amendment. This Agreement constitutes the entire agreement of the parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the parties.

          13.8 Waiver. No provision of this Agreement shall be waived unless the waiver is in writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach, of such provision or of any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

          13.9 Attorneys' Fees. Each party shall bear its own costs, fees and expenses, including consultant, accounting and attorneys' fees, incurred in connection with this Agreement and the transactions contemplated hereby, If any suit or action arising out of or related to this Agreement is brought by any party, the prevailing party or parties shall be entitled to recover, to the extent permitted by applicable law, the costs and fees including without limitation reasonable attorneys' fees, the fees and costs of experts and consultants, copying, courier and telecommunication costs incurred by such party or parties in such suit or action, including without limitation any post-trial or appellate proceeding, or in the collection or enforcement of any judgment or award entered or made in such suit or action.

          13.10 Continuing Agreement; Binding Effect. This Agreement shall bind and inure to the benefit of, and be enforceable by, the parties and their respective successors, heirs, and permitted assigns.

          13.11 Assignment. Neither party may assign this Agreement, in whole or in part, without the express, written consent of the other parties.

          13.12 No Third-Party Beneficiary Rights. No Person not a party to this Agreement is an intended beneficiary of this Agreement, and no Person not a party to this Agreement shall have any right to enforce any term of this Agreement.

          13.13 Counterparts. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          13.14 Further Assurances. Each party agrees, at the request of the other party, at any time and from time to time after the date of this Agreement, promptly to execute and deliver all such further documents, and promptly to take and forbear from all such action, as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of this Agreement.

          13.15 Facsimile Signatures. This Agreement may be executed by facsimile signatures, each of which shall be deemed an original and shall be binding upon each of the undersigned as if signed in the original.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                        SELLERS:


                                        /s/ Axel Beghin
                                        ----------------------------------------
                                        Axel Beghin


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Charles de Bunsen


                                        /s/ Nicolas du Chastel
                                        ----------------------------------------
                                        Nicolas du Chastel, represented for the
                                        purposes of this agreement by Charles de
                                        Bunsen, attorney-in-fact


                                        /s/ Matthew Ridgwell
                                        ----------------------------------------
                                        Matthew Ridgwell, represented for the
                                        purposes of this agreement by Charles
                                        de Bunsen, attorney-in-fact

                                        MTH:

                                        Which intervenes for the sole purpose of approving Sections 3.2 and 7.5

                                        MAC Telecom Holdings SA

                                        Represented for the purposes of this
                                        agreement by two directors:


                                        /s/ Axel Beghin
                                        ----------------------------------------
                                        Name: Specter Cat SPRL, represented
                                              by Axel Beghin
                                        Title: Director


                                        /s/ Charles de Bunsen
                                        ----------------------------------------
                                        Name: Charles de Bunsen
                                        Title: Director


                                        PURCHASER:

                                        Clearwire Europe S.a r.l.


                                        /s/ Gail Smith
                                        ----------------------------------------
                                        Name: Gail Smith
                                        Title: Attorney-in-fact

                                        Address:
                                        Clearwire Europe S.a r.l.
                                        5808 Lake Washington Blvd. Suite 300
                                        Kirkland, WA 98033
                                        Attention: Vice President, Legal
                                        Affairs
                                        Facsimile: (425) 216-7900

                         LIST OF SCHEDULES AND EXHIBITS:

Exhibits:

Exhibit A: List of shareholders of MAC Telecom, other than Purchaser and MTH Exhibit B: Allocation
Exhibit C: Clearwire Shareholder Agreement
Exhibit D: Termination of Restrictive Covenant Agreement
Exhibit E: Resignation letters
Exhibit F: Individual professional services agreement
Exhibit G: Termination of MTH Shareholders Agreement
Exhibit H: Termination of Management Agreement
Exhibit I: Pledge Agreement
Exhibit J: Form of Termination of Agreement

Schedules:

Schedule 4.2: List of all MTH shareholders
Schedule 4.5(a): Unaudited balance sheets of MTH for the financial year ended December 31, 2005, and for the five months ended May 31, 2006
Schedule 4.5(b): Seller Loans
Schedule 4.7: Liabilities of MTH
Schedule 4.10: Litigation
Schedule 4.11: List of agreements or undertakings to which MTH is a party or otherwise bound
Schedule 4.12: List of MAC Telecom shareholders
Schedule 8.2(h): List of agreements which each Seller shall terminate
Schedule 8.6: List of key employees

Schedule 4.2: List of all MTH shareholders

Charles de Bunsen:   9,548 shares
Nicolas du Chastel:  7,295 shares
Matthew Ridgwell:    5,192 shares
Axel Beghin:         3,295 shares
Total:              25,330 shares

Schedule 4.5(a): Unaudited balance sheets of MTH for the financial year ended December 31, 2005, and for the five months ended May 31, 2006

DBM-Tax & Accounting
Mac Telecom Holding SA                BILAN               Date: 14/06/2006 15:46
1050 Bruxelles           2005: De01/01/2005 a 31/12/2005                 Page: 1


ACTIF

                                                                      31/12/2005
                                                                    ------------
ACTIFS IMMOBILISES                                                  2.657.848,11
I. FRAIS D'ETABLISSEMENT
      Frais de const.et d'augm.capi.                       200000      18.666,59
      Amort. frais de constitution                         200009     -18.666,59

II. IMMOBILISATIONS INCORPORELLES                                         220,55
                                                                    ------------
      Immobilisations incorporelles                        210000         500,00
      Amort. immobilisations incorp.                       210009        -279,45

IV. IMMOBILISATIONS FINANCIERES                                     2.657.627,56
                                                                    ------------
   A. ENTREPRISES LIEES                                             2.657.627,56
   1. PARTICIPATIONS                                                2.657.627,56
                                                                    ------------
      Participaties - Mac Telecom SA                       280000   2.657.627,56
ACTIFS CIRCULANTS                                                     233.830,46

VII. CREANCES A UN AN OU PLUS                                         157.779,54
                                                                    ------------
   B. AUTRES CREANCES                                                 157.779,54
      TVA a recuperer                                      411000      15.417,40
      Impots a recuperer                                   412000          30,30
      C/C Administrateur Charles de Bunsen                 416620      52.648,78
      Interets sur C/C Charles de Bunsen                   416621       4.894,87
      C/C Adminsitrateur Nicolas du Chastel                416630      27.489,74
      Interets sur C/C Nicolas du Chastel                  416631       2.574,29
      C/C Adminstrateur Axel Beghin                        416640      28.025,90
      Interets sur C/C Axel Beghin                         416641       3.710,47
      C/C administrateur Matthew Ridgwell                  416650      21.137,03
      Interets sur C/C Matthew Ridgwell                    416651       1.850,76

IX. VALEURS DISPONIBLES                                                75.984,48
                                                                    ------------
      ING comptes a vue 310-1274359-59                     550100      75.984,48

X. COMPTES DE REGULARISATION                                               66,44
                                                                    ------------
      Produits acquis                                      491000          66,44
                                                                    ------------
         TOTAL ACTIF                                                2.891.678,57
                                                                    ============

DBM-Tax & Accounting
Mac Telecom Holding SA                BILAN               Date: 14/06/2006 15:46
1050 Bruxelles           2005: De01/01/2005 a 31/12/2005                 Page: 2


PASSIF

                                                                     31/12/2005
                                                                    ------------
CAPITAUX PROPRES                                                    2.785.494,26

I. CAPITAL                                                          2.533.000,00
                                                                    ------------
   A. CAPITAL SOUSCRIT                                              2.533.000,00
      Capital souscrit                                     100000   2.533.000,00

IV. RESERVES                                                          252.494,26
                                                                    ------------
   A. RESERVE LEGALE                                                  126.650,00
      Reserve legale                                       130000     126.650,00
   D. RESERVES DISPONIBLES                                            125.844,26
      Reserves disponibles                                 133000     125.844,26
DETTES                                                                106.184,31
                                                                    ------------
IX. DETTES A UN AN AU PLUS                                            106.184,31
                                                                    ------------
   C. DETTES COMMERCIALES                                              47.093,58
   1. FOURNISSEURS                                                     47.093,58
                                                                    ------------
      Fournisseurs                                         440000     -14.629,82
      Factures a recevoir                                  444000      61.723,40
   E. DETTES FISCALES, SALARIALES ET SOCIALES                          52.787,50
   1. IMPOTS                                                           52.787,50
                                                                    ------------
      TVA a payer a regulariser                            451500         787,50
      Precompte professionnel retenu                       453000      52.000,00
   F. AUTRES DETTES                                                     6.303,23
      C/C Mac Telecom SA                                   483100       6.303,23
                                                                    ------------
         TOTAL PASSIF                                               2.891.678,57
                                                                    ============

DBM-Tax & Accounting
Mac Telecom Holding SA                BILAN               Date: 14/06/2006 15:46
1050 Bruxelles           2005: De01/01/2005 a 31/12/2005                 Page: 3


CHARGES

                                                                     31/12/2005
                                                                    ------------
II. COUT DES VENTES ET DES PRESTATIONS                                433.844,56
                                                                      ----------
   B. SERVICES ET BIENS DIVERS                                        430.740,64
      Honoraires experts-comptables                        613200       2.290,00
      honoraires consultants                               613211     316.312,51
      Publications legales                                 615300         138,13
      Remunerations administr., gerants                    618000     112.000,00
   D. AMORT. ET REDUCT. DE VAL. S/FRAIS ETC.                              100,00
      Amort. immobilisations incorp                        630210         100,00
   G. AUTRES CHARGES D'EXPLOITATION                                     3.003,92
      Cotisation sociale societe                           640300         695,00
      Taxes regionales et communales                       640500         208,92
      Amendes                                              640800       2.100,00

V. CHARGES FINANCIERES                                                  1.082,15
                                                                      ----------
   A. CHARGES DES DETTES                                                  961,20
      Interets de retard TVA                               650210         961,20
   C. AUTRES CHARGES FINANCIERES                                          120,95
      Frais bancaires                                      657000         120,94
      Differences de paiement                              658000           0,01
   A. IMPOTS
      Precompte mobilier                                   670500          25,56
      Excedent de VA et precomptes                         670900         -25,56
                                                                      ----------
         TOTAL CHARGES                                                434.926,71
                                                                      ==========

DBM-Tax & Accounting
Mac Telecom Holding SA        COMPTES DES RESULTATS       Date: 14/06/2006 15:46
1050 Bruxelles          2005: De 01/01/2005 a 31/12/2005                Page: 4


PRODUITS

                                                                     31/12/2005
                                                                    ------------
1. VENTES ET PRESTATIONS                                              440,000,04
                                                                    ------------
   A. CHIFFRE D'AFFAIRES                                              440,000,04
      C/A prestations de services                          701000     440,000,04

IV. PRODUITS FINANCIERS                                                10,658,57
                                                                    ------------
   A. PRODUITS DES IMMOBILISATIONS FINACIERES                          10,658,16
      Interets bancaires                                   750000         170,38
      Interets sr compte courant                           750200      10,487,78

   C. AUTRES PRODUITS FINANCIERS                                            0,41
      Difference de paiement                               758000           0,41

XI. RESULTAT DE L'EXERCICE                                            -15,731,90
                                                                    ------------
      AFFECTATIONS ET PRELEVEMENTS                                    -15,731,90
      Dotation aux autres reserves                         692100     -15,731,90
                                                                    ------------
         TOTAL PRODUITS                                               434,926,71
                                                                    ============

DBM-Tax & Accounting
Mac Telecom Holding SA                BILAN               Date: 29/05/2006 17:36
1050 Bruxelles          2006: De 01/01/2006 a 31/05/2006                 Page: 1


ACTIF

                                                                     31/12/2005
                                                                    ------------
ACTIFS IMMOBILISES                                                  2,657,806,44
                                                                    ------------
I. FRAIS D'ETABLISSEMENT

   Frais de const.et d'augm.capi.                          200000      18,666,59
   Amort, frais de constitution                            200009     -18,666,59

II. IMMOBILISATIONS INCORPORELLES                                         178,88
                                                                    ------------
   Immobilisations incorporelles                           210000         500,00
   Amort, immobilisations incorp.                          210009        -321,12

IV. IMMOBILISATIONS FINANCIERES                                     2,657,627,56
                                                                    ------------
   A. ENTREPRISES LIEES                                             2,657,627,56
   1. PARTICIPATIONS                                                2,657,627,56
                                                                    ------------
      Participaties - Mac Telecom SA                       280000   2,657,627,56
                                                                    ------------
ACTIFS CIRCULANTS                                                     291,232,11
                                                                    ------------
VII. CREAMCES A UN AN OU PLUS                                         236,653,39
                                                                    ------------
   A. CREANCES COMMERCIALES                                            88,733,34
      Clients                                              400000      88,733,34

   B. AUTRES CREANCES                                                 147,920,05
      TVA a recuperer                                      411000       1,219,54
      Impots a recuperer                                   412000          30,30
      C/C Administrateur Charles de Bunsen                 416620      52 648,78
      Interets sur C/C Charles de Bunsen                   416621        6661,53
      C/C Adminsitrateur Nicolas du Chastel                416630      27,489,74
      Interets sur C/C Nicolas du Chastel                  416631       3,496,32
      C/C Adminstrateur Axel Beghin                        416640       28,025,9
      Interets sur C/C Axel Beghin                         416641       4,650,89
      C/C administrateur Matthew Ridgwell                  416650      21,137,03
      Interets sur C/C Matthew Ridgwell                    416651       2,560,02

   VALEURS DISPONIBLES                                                 54,578,72
                                                                    ------------
      ING comptes a vue 310-1274359-59                     550100      54,578,72
                                                                    ------------
         TOTAL ACTIF                                                2,949,038,55
                                                                    ============

DBM-Tax & Accounting
Mac Telecom Holding SA                BILAN               Date: 29/05/2006 17:36
1050 Bruxelles          2006: De 01/01/2006 a 31/05/2006                 Page: 2


PASSIF

                                                                     31/05/2006
                                                                    ------------
CAPITAUX PROPRES                                                    2,785,494,26
                                                                    ------------
I. CAPITAL                                                          2,533,000,00
                                                                    ------------
   A. CAPITAL SOUSCRIT                                              2,533,000,00
      Capital souscrit                                     100000   2,533,000,00

IV. RESERVES                                                          252,494,26
                                                                    ------------
   A. RESERVE LEGALE                                                  126,650,00
      Reserve legale                                       130000     126,650,00

   D. RESERVES DISPONIBLES                                            125,844,26
      Reserves disponibles                                 133000     125,844,26
                                                                    ------------
DETTES                                                                 99,051,43
                                                                    ------------
IX. DETTES A UN AN AU PLUS                                             80,384,77
                                                                    ------------
   C. DETTES COMMERCIALES                                              60,454,54
   1. FOURNISSEURS                                                     60,454,54
                                                                    ------------
      Fournisseurs                                         440000      60,454,54

   E. DETTES FISCALES, SALARIALES ET SOCIALES                          13,627,00
   1. IMPOTS                                                           13,777,00
                                                                    ------------
      TVA a Payer a regulariser                            451500         777,00
      Precompte professinnel retenu                        453000      13,000,00
   2. REMUNERATIONS ET CHARGES SOCIALES                                  -150,00
                                                                    ------------
      Remunerations a payer                                455000        -150,00

   F. AUTRES DETTES                                                     6,303,23
      C/C Mac Telecom SA                                   483100       6,303,23

X. COMPTES DE REGULARISATION                                           18,666,66
                                                                    ------------
      Charges a imputer                                    492000      18,666,66
                                                                    ------------
         TOTAL PASSIF                                               2,884,545,69
                                                                    ============
            BENEFICE:                          64,492,86

DBM-Tax & Accounting
Mac Telecom Holding SA        COMPTES DES RESULTATS       Date: 29/05/2006 17:36
1050 Bruxelles          2006: De 01/01/2006 a 31/05/2006                 Page: 3

CHARGES

                                                                     31/05/2006
                                                                    ------------
II. COUT DES VENTES ET DES PRESTATIONS                               123.089,61
                                                                     -----------

     B. SERVICES ET BIENS DIVERS                                     122.195,44
        Honoraires experts-comptables                      613200      2.160,00
        Honoraires notaire/avocaf                          613210      5.446,00
        honoraires consultants                             613211     65.531,90
        Honoraires experts                                 613230      1.760,50
        Frais deplac etrang.(avion,train,hotel)            615000        406,23
        Frais de restaurant Belgique                       615115        224,15
        Remunerations administr., gerants                  618000     46.666,66

     D. AMORT. ET REDUCT. DE VAL. S/FRAIS ETC.                            41,67
        Amort. immobilisations incorp                      630210         41,67

     G. AUTRES CHARGES D'EXPLOITATION                                    852,50
        Cotisatlon sociale societe                         640300        852,50

V. CHARGES FINANCIERES                                                    89,26
                                                                     -----------

     C. AUTRES CHARGES FINANCIERES                                        89,26
        Frais bancaires                                    657000         89,26
                                                                     -----------
           TOTAL CHARGES                                             123.178,87
                                                                     ===========

DBM-Tax & Accounting
Mac Telecom Holding SA        COMPTES DES RESULTATS       Date: 29/05/2006 17:36
1050 Bruxelles          2006. De 01/01/2006 a 31/05/2006                 Page: 4

PRODUITS

                                                                     31/05/2006
                                                                    ------------
I.   VENTES ET PRESTATIONS                                           183.333,35
                                                                     ----------
     A.   CHIFFRE D'AFFAIRES                                         183.333,35
          C/A prestations de services                      701000    183.333,35

IV.  PRODUITS FINANCIERS                                               4.338,38
                                                                     ----------
     A.   PRODUITS DES IMMOBILISATIONS FINACIERES                      4.338,37
          Interets sr compte courant                       750200      4.338,37
     C.   AUTRES PRODUITS FINANCIERS                                       0,01
          Difference de paiement                           758000          0,01
                                                                     ----------
             TOTAL PRODUITS                                          187.671,73
                                                                     ==========

                BENEFICE                       64.492,86

Schedule 4.5(b): Seller Loans

M I H DEBT AS OF 31ST MAY 2006

                                   ACCUMULATED   TOTAL AMOUNT
PERSON                   DEBT        INTEREST        OWED
------               -----------   -----------   ------------
Axel Beghin          E 28,025.90    E 4,650.90    E 32,676.80
Charles de Bunsen    E 52,648.78    E 6,661.33    E 59,310.11
Matthew Ridgwell     E 21,137.03    E 2,560.03    E 23,697.06
Nicolas du Chastel   E 27,489.74    E 3,496.73    E 30,986.47
                     -----------    ----------    -----------
TOTAL                E129,301.45    E17,368.99    E146,670.44
                     ===========    ==========    ===========

Schedule 4.7: Liabilities of MTH

None

Schedule 4.10: Litigation

None

Schedule 4.11: List of agreements or undertakings to which MTH is a party or otherwise bound

Three management agreements with

     1. M. Ridgwell sprl      - private company of Matthew Ridgwell

     2. WorldStar Service Ltd - private company of Nicolas du Chastel

     3. Specter Cat sprl      - private company of Axel Beghin

Schedule 4.12: List of MAC Telecom shareholders

MAC TELECOM SA: CAPITAL CHART

                                   NO. OF
                                  ORDINARY
ORDINARY SHARES                    SHARES
---------------                   --------
MAC Telecom Holdings SA             7,441
Clearwire Europe S.a r.l.           7,218
Baltisches Haus Ltd                 1,237
Aberdeen Capital Ltd                  355
Margaret Olivia Beckwith-Smith        355
Jacques du Chastel                    195
Moncheur & Cie                        145
Deirdre Mary Schonborn-Buchheim       102
Mathilde Turnauer                     102
Damian Schonborn-Buchheim              87
Herve Goncalves                         6
                                   ------
TOTAL                              17,243
                                   ======

                               NO. OF
                            BENEFICIARY
BENEFICIARY SHARES             SHARES
------------------          -----------
Clearwire Europe S.a r.l.      8,143
                               -----
TOTAL                          8,143
                               =====

Schedule 8.2(h): List of agreements which each Seller shall terminate

Three management agreements with

     1. M. Ridgwell sprl      - private company of Matthew Ridgwell

     2. WorldStar Service Ltd - private company of Nicolas du Chastel

     3. Specter Cat sprl      - private company of Axel Beghin

Schedule 8.6: List of key employees

Isabelle Wouters
Philippe Fonteyn
Charles Caprasse
Gwena Demeulemeester
Vincent Dekeyzer
Bart Bellemans
Stephan Leysen
Terry Huls
Helene Jabon

                                    EXHIBIT A

                         LIST OF OTHER MAC SHAREHOLDERS

NAME                             # MAC SHARES
----                             ------------
Baltisches Haus Ltd                  1,237
Aberdeen Capital Ltd                   355
Margaret Olivia Beckwith-Smith         355
Jacques du Chastel                     195
Moncheur & Cie                         145
Deirdre Mary Schonborn-Buchheim        102
Mathilde Turnauer                      102
Damian Schonborn-Buchheim               87
Herve Goncalves                          6
                                     -----
TOTAL                                2,584
                                     =====

                                    EXHIBIT B

                      MTH SHAREHOLDING AND PRICE ALLOCATION

                                                                                  NUMBER OF       %OF
                                         NUMBER OF   AS % of SHARES    PURCHASE   CLEARWIRE   ADDITIONAL
MAC TELECOM HOLDINGS SA SHAREHOLDINGS   MTH SHARES       IN MTH       PRICE ($)     STOCK       PAYMENT
-------------------------------------   ----------   --------------   ---------   ---------   ----------
Charles de Bunsen                          9,548         37.694%        844,043    304,228       35.83
Nicolas du Chastel                         7,295         28.800%        348,780    274,147       32.31
Matthew Ridgwell                           5,192         20.497%        448,184    165,400       19.49
Axel Beghin                                3,295         13.008%        306,557    104,989       12.37
                                          ------        -------       ---------    -------
GROSS TOTAL:                              25,330        100.000%      1,947,564    848,764
                                          ======        =======       =========    =======
Holdback(1)                                                            -250,000         --
                                                                      ---------    -------
NET TOTAL (TO BE PAID AT CLOSING):                                    1,697,564    848,764
                                                                      =========    =======

----------
(1)  i.e. 62,500 $ for each Seller

                                  EXHIBIT C (I)

                        JOINDER IN STOCKHOLDERS AGREEMENT

     This Joinder in Stockholders Agreement ("Joinder") is made and entered into this ____ day of __________, 2006, by and between Clearwire Corporation, a Delaware corporation (the "Company"), and the party whose signature appears below (the "Joining Party").

                                    RECITALS:

WHEREAS, the Joining Party has acquired or intends to acquire shares of capital stock of the Company; and

WHEREAS, pursuant to Section 13.09 of that certain Amended and Restated Stockholders Agreement, between the Company and its stockholders, dated as of March 16, 2004 (the "Stockholders Agreement"), the Joining Party may become a party to the Stockholders Agreement by execution of an instrument such as this Joinder.

NOW, THEREFORE, the Joining Party agrees as follows:

1.   JOINDER

     By execution of this Joinder by the Joining Party and acceptance hereof by the Company, the Joining Party is and agrees to become a party to, subject to all the conditions, restrictions, obligations and duties of a Stockholder of the Company under the Stockholders Agreement, including the restrictions on transfer of the shares acquired from the Company and the requirement that the Joining Party vote its shares in accordance with the terms thereof.

2.   AGREEMENT TO BE BOUND BY AGREEMENT

     This Joinder shall in all respects, including all matters of construction, validity and performance, be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without reference to any rules governing conflicts of laws.

3.   COUNTERPARTS

     This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

COMPANY:                                JOINING PARTY:


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------

                                 EXHIBIT C (II)

                        CLEARWTRE STOCKHOLDERS AGREEMENT

                              CLEARWIRE CORPORATION

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     This Amended and Restated Stockholders Agreement ("Agreement") is made as of the 16th day of March, 2004 by and among Clearwire Corporation, a Delaware corporation (the "Company"), and each stockholder of the Company listed on Schedule A hereto executing this Agreement (a "Stockholder").

                                    RECITALS

          A. Flux Fixed Wireless, LLC ("FFW") has formed the Company to engage in strategic acquisitions to assemble spectrum rights and other assets to develop a competitive wireless broadband services company.

          B. The parties deem it in their respective best interests to provide for an agreed composition of the Board of Directors, for certain restrictions on the transfer of any interest in the current or future classes of the capital stock of the Company (the "Shares"), and for the purchase of Shares upon the occurrence of certain events, and the parties believe that such restrictions will minimize the business disruption that could result from transfers and decisions not made in accordance with this Agreement.

          C. The Company and certain Stockholders entered into that certain Stockholders Agreement dated as of November 13, 2003 (the "Original Agreement").

          D. Prior to the date hereof, NextNet Wireless, Inc. ("NextNet") has agreed to have a subsidiary of the Company merge with and into NextNet, and pursuant to such merger, certain stockholders of NextNet will receive shares of the Company's Class A Common Stock and warrants to purchase shares of the Company's Class A Common Stock.

          E. The Stockholders own 100% of the issued and outstanding Shares (such issued and outstanding Shares, together with any securities of the Company that Stockholders may later acquire, are referred to collectively as the "Stock").

          F. The parties desire to amend the Original Agreement as set forth herein.

          G. Certain capitalized terms used in this Agreement have the definitions provided in Section 12 hereof.

     THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                                    AGREEMENT

                              1. PREEMPTIVE RIGHTS

1.01 GRANT OF PREEMPTIVE RIGHTS

     The Company hereby grants to each Eligible Stockholder and each Eligible NextNet Stockholder the preemptive rights set forth in this Section 1 with respect to each issuance of Shares, or securities or instruments convertible into or exchangeable or exercisable for any Shares, of any class of capital stock of the Company, other than the Stock that is issued and outstanding as of the date of this Agreement and other than Shares issued or issuable in the following circumstances (collectively, subject to the following exceptions, "New Shares"):

     (a) Shares issued pursuant to Section IV, Section 2.(d) of the Certificate;

     (b) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issuable or issued to employees, consultants, directors, vendors, lessors or others with whom the Company conducts business, provided that such shares, options, warrants or other rights are issued directly in a transaction approved by the Board of Directors of the Company or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of the Company and provided further that each of the foregoing transactions is primarily for non-financing purposes;

     (c) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions;

     (d) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued pursuant to transactions involving technology licensing, research or development activities, the use or acquisition of strategic assets, properties or rights, or the distribution, manufacture or marketing of the Company's products, provided that each of the foregoing transactions is primarily for non-financing purposes;

     (e) Shares issuable or issued in connection with bona fide acquisitions of or by the Company whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, the terms of which are approved by the Board of Directors of the Company;

     (f) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issued or issuable (i) to the public pursuant to the IPO or (ii) upon exercise of warrants or rights granted to underwriters in connection with such IPO;

     (g) Shares (and/or options, warrants or other Share purchase rights, and the Shares issued pursuant to such options, warrants or other rights) issuable or issued pursuant to agreements and warrants existing on the date hereof that are listed on Schedule 1.01 to this Agreement;

     (h) Shares issued upon conversion of convertible securities or instruments outstanding on the date hereof that are issued in compliance with the preemptive rights set forth in this Section 1; and/or

     (i) Shares issued in connection with any stock split, stock dividend, reserve stock split or other distribution of shares that does not affect the economic interests or rights of holders of Shares.

1.02 EXERCISE OF PREEMPTIVE RIGHTS

     Each time after the date of this Agreement and prior to the time that the Company proposes to offer any New Shares, the Company shall first make an offering of such New Shares to the Eligible Stockholders and the Eligible NextNet Stockholders in accordance with this Section 1.02.

     (a) The Company shall deliver a notice (the "Issue Notice") to the Eligible Stockholders and the Eligible NextNet Stockholders stating (i) the bona fide intention of the Company to offer such New Shares, (ii) the number of such New Shares to be offered, and (iii) the price and terms upon which the Company proposes to offer such New Shares.

     (b) By written notification received by the Company, within 10 business days after receipt of the Issue Notice, each Eligible Stockholder and each Eligible NextNet Stockholder may elect to purchase, at the price and on the terms specified in the Issue Notice, a portion of such New Shares that equals the proportion that the number of shares of Stock including any options, warrants or other share purchase rights held by such Stockholder bears to the total number of shares of Stock of the Company then outstanding, on a fully diluted basis, but excluding (i) any options, warrants or other rights to acquire Shares where the fair market value of the Shares issuable on the exercise of such options, warrants or other rights, as determined in good faith by the Board of Directors of the Company, is less that the exercise price of such options, warrants or other rights and (ii) any Shares and options, warrants or other rights to acquire Shares that are reserved but unallocated pursuant to any stock plan. Such written notification shall be a binding, irrevocable commitment to purchase such New Shares.

     (c) If Eligible Stockholders and the Eligible NextNet Stockholders do not elect to purchase all of the New Shares that Eligible Stockholders and the Eligible NextNet Stockholders are entitled to purchase under subsection (b), the Company may offer the unsubscribed portion of such New Shares to any Persons at a price not less than, and upon terms no more favorable to the offeree, than those specified in the Issue Notice, provided that the Company completes the offer and sale of such unsubscribed portion within 120 business days after the date the applicable Issue Notice is first delivered to stockholders of the Company.

     (d) Each of HITN and Clearwire may assign its rights under this Section 1 to a Designee; provided, that the Company shall only be obligated to deliver Issue Notices to HITN and Clearwire. No other Stockholder may assign its rights under this Section 1 without the consent of the Company which may be withheld at its sole discretion.

1.03 RECAPITALIZATIONS, REORGANIZATIONS, BANKRUPTCY

     The Company grants to each Eligible Stockholder and each Eligible NextNet Stockholder a preemptive right to participate on a pro rata basis (calculated pursuant to Section 1.02(b) above) with any McCaw Entity in any recapitalization, reorganization, bankruptcy or similar transaction of the Company effected in such a manner that the preemptive rights granted pursuant to
Section 1.01 do not apply (a "Restructuring"). The Company shall deliver a notice (the "Restructuring Notice") to the Eligible Stockholders and the Eligible NextNet Stockholders stating (i) the bona fide intention of the Company to engage in a Restructuring, (ii) a description of the Restructuring, and (iii) the price and terms upon which the Eligible Stockholders and Eligible NextNet Stockholders will be entitled to participate. By written notification received by the Company, within 10 business days after receipt of the Restructuring Notice, each Eligible Stockholder and each Eligible NextNet Stockholder may elect to participate in the Restructuring at the price and on the terms specified in the Restructuring Notice, which indicates price and terms shall be identical to those offered to the McCaw Entities. Such written notification shall be a binding, irrevocable commitment to participate in the Restructuring on the same terms and conditions as the McCaw Entities.

1.04 TERMINATION OF PREEMPTIVE RIGHTS

     If an Eligible NextNet Stockholder fails to fully exercise its preemptive rights pursuant to Section 1.01 or Section 1.03 at any time, then such Eligible NextNet Stockholder shall no longer be entitled to any preemptive rights pursuant Section 1.01 and Section 1.03 and such rights shall be terminated in their entirety with respect to such NextNet Stockholder; provided, however, that such rights shall not terminate in connection with the first opportunity to exercise the rights granted under Sections 1.01 and 1.03 so long as the Eligible NextNet Shareholder has purchased at least 50% of the Shares that the Eligible NextNet Shareholder was entitled to purchase.

                             2. ANTI-DILUTION RIGHTS

2.01 GRANT OF ANTI-DILUTION RIGHTS

     The Company shall not issue and sell or agree to issue and sell New Shares to a McCaw Entity for consideration per share that is less than the Trigger Price in effect immediately prior to such issue (each, a "Dilutive Issuance"), unless the Company concurrently issues to each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees) for no consideration a number of New Shares equal to (i) such Stockholder's Adjusted Shares less (ii) such Stockholder's Original Shares. No fractional Shares shall be issued pursuant to this Section 2.01. The number of Shares issued shall be rounded up to the nearest integral number of whole Shares.

     For the purposes of this Section 2.01, for each Dilutive Issuance, the following terms shall have the following meanings:

     (a) "Adjusted Shares" means, for each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees), the number obtained by dividing (x) such Stockholder's Original Shares by (y) the product of (1) the Trigger Price in effect immediately prior to such issue multiplied by
(2) the Adjustment Ratio.

     (b) "Adjustment Ratio" means the fraction in which (i) the numerator is the sum of (A) the total number of all shares of capital stock of the Company issued and outstanding immediately prior to Dilutive Issuance, and (B) the number of shares that the aggregate consideration received by the Company from the McCaw Entities in the Dilutive Issuance would purchase at the Trigger Price in effect immediately prior to such Dilutive Issuance, and (ii) the denominator is the sum of (C) the total number of all shares of capital stock of the Company issued and outstanding immediately prior to the Dilutive Issuance and (D) the total number of all New Shares that the Company issues to the McCaw Entities in the Dilutive Issuance. For the purposes of this Section 2.01, the total number of all shares of capital stock of the Company issued and outstanding immediately prior to the Dilutive Issuance shall be determined on a fully-diluted and as-converted to Class A Common Stock basis (but excluding any shares and options, warrants or other rights to acquire shares that are reserved but unallocated pursuant to any stock plan);

     (c) "Original Shares" means, for each of HITN, ISA, Clearwire and each NextNet Stockholder (or their respective Permitted Transferees), the total number of Shares held by HITN, ISA, Clearwire or NextNet Stockholders, as applicable, on March ___, 2004 or hereafter acquired by HITN, ISA or Clearwire, as applicable, pursuant to an agreement with the Company existing on the date hereof (other than pursuant to this Agreement), excluding any Shares acquired at an effective price less than the Trigger Price in effect immediately prior to the issuance that results in an anti-dilutive adjustment pursuant to this
Section 2.01, and that are held by such Stockholder immediately prior to a Dilutive Issuance (as adjusted for any stock split, stock dividend, reverse stock split or other distribution of shares); and

     (d) "Trigger Price" shall initially mean the Original Issue Price. The Trigger Price shall be proportionately adjusted from time to time for any stock splits (subdivisions or combinations), stock dividends, recapitalizations or reorganizations pursuant to which securities of the Company are issued with respect to a Stockholder's Original Shares.

2.02 AUTOMATIC WAIVER OF ANTI-DILUTION RIGHTS

     If a Stockholder exercises its preemptive rights pursuant to Section 1 hereof with respect to any new financing that would otherwise trigger the rights under this Section 2, such Stockholder's exercise of its preemptive rights shall be deemed an automatic waiver of such Stockholder's rights to receive additional Shares pursuant to Section 2.01.

2.03 TERMINATION OF ANTI-DILUTION RIGHTS

     The rights granted under this Section 2 shall terminate immediately after the closing of one or more equity financing transactions in which the Company raises an aggregate of $75,000,000 at a pre-money valuation of at least $250,000,000 and a value per Share of Common Stock of at least $3.00, as established in good faith by the Company's Board of Directors.

                     3. ADDITIONAL MCCAW ENTITY INVESTMENTS

     The parties acknowledge and agree that the McCaw Entities shall have the unfettered right to invest additional funds and property in the Company at any time and from time to time in exchange for additional Shares of Class B Common Stock at the higher of (i) the higher of the Original Issue Price or the Current Price, or (ii) the price otherwise established for such purpose by agreement between the Company and one or more of the McCaw Entities or by decision of the Board of Directors from time to time, subject only to the rights of the other Stockholders under Section 1 hereof. If the price for the additional Shares of Class B Common Stock is less than the higher of the Original Issue Price or the Current Price, the transaction shall be fair to the Company and require the approval of the Disinterested Directors; provided further, that the approval of the Disinterested Directors shall not be required in the event the purchase of Shares by a McCaw Entity is pursuant to the exercise of its preemptive rights pursuant to Section 1 hereof.

                          4. RESTRICTIONS ON TRANSFERS

4.01 DEFINITION OF A TRANSFER

     For purposes of this Agreement the term "Transfer" shall be interpreted broadly to include, by way of example and without limitation whatsoever, any direct or indirect sale, assignment, award, confirmation, distribution, bequest, donation, trust, pledge, encumbrance, hypothecation, or other transfer or disposition, for consideration or otherwise, whether voluntarily, involuntarily, by operation of law, or otherwise. In addition, with respect to a Stockholder that is an entity, the term "Transfer" includes (i) the direct or indirect transfer of a controlling ownership or voting interest in such Stockholder or in the ultimate direct or indirect controlling Person (or group of Persons acting in concert) of such Stockholder, (ii) any transaction such as new issuances of equity, a merger or other business combination, spin-off or distribution that would result in a Change in Control of such Stockholder or of the ultimate direct or indirect controlling Person (or group of Persons) of such Stockholder, and (iii) any dividend, distribution, or other transfer of Stock from the Stockholder to any of its owners, in dissolution, liquidation, or otherwise.

4.02 GENERAL RESTRICTIONS

     No Share or any interest therein, whether legal, beneficial or otherwise, shall be validly Transferred, and no purported transferee shall be recognized as a Stockholder of the Company for any purpose whatsoever, except in accordance with the terms of this Agreement. A Transfer or attempt to Transfer subject to the terms of this Agreement shall be deemed to occur whenever an interest in a Share is transferred or is attempted to be transferred, whether voluntarily, involuntarily, by operation of law, or otherwise, whether or not any change in the record of the ownership of the Shares occurs.

4.03 PERMITTED TRANSFERS

     Except for the purposes of Section 4.04, the definition of the term "Transfer" shall not include, and the restrictions on Transfers in this Agreement shall not apply to, any of the following transactions (each, a "Permitted Transfer"):

     (a) Any issuance of equity securities by the Company or purchase of Shares by the Company.

     (b) Any transfer by a Stockholder of all, but not less than all, of such Stockholder's Shares to the spouse or any lineal descendant of such Stockholder, including adopted children, or to a trust for the exclusive benefit of such Stockholder or such Stockholder's spouse or lineal descendants (provided, in the case of a trust, that the existing trustees of such trust have the power to act with respect to the trust's assets without court approval).

     (c) Any transfer to the estate or personal representative of the estate of a deceased Stockholder.

     (d) Any transfer by Clearwire to any Qualified Clearwire Stockholder or any Qualified Transferee, provided, that immediately after giving effect to such transfer the total number of Clearwire Stockholders (including Clearwire itself) will not exceed thirty-three (33).

     (e) Any transfer after the fourth anniversary of the date of this Agreement, by a venture capital fund that is winding down and liquidating to (i) the partners, members or other equity holders of such fund, (ii) the partners, members or other equity holders or employees of the managing or controlling partners, members or other equity holders of such fund and (iii) a trust for the benefit of any of the foregoing.

     (f) Any transfer of Stock to a McCaw Entity (other than the Company and its subsidiaries).

     (g) Any transfer by a McCaw Entity to strategic partners, Associates, or Affiliates of a McCaw Entity.

     (h) Any conversion, exchange, or exercise of convertible, exchangeable, or exercisable securities, stock options, or warrants if in all cases the holder of the issued Stock after such conversion or exercise is the same as the holder of the converted or exercised securities.

     (i) Any pledge of Shares pursuant to a bona fide loan transaction which creates a mere security interest (with no rights to vote the Shares), provided that foreclosure of such pledge is not a Permitted Transfer unless it otherwise complies with this Section 4.03.

     (j) Any transfer in connection with a share exchange, merger, consolidation, or reorganization of the Company that is approved by the Company or its stockholders in accordance with the Governing Documents, the DGCL, and this Agreement.

     (k) Any transfer by a Stockholder to a Qualified Transferee who is acquiring all, but not less than all, of such Stockholder's Shares with the prior written consent of the Company, which shall not be unreasonably conditioned, withheld or delayed.

     (l) Any transfer by a Stockholder with the prior written consent of the Company, which it may withhold in its sole discretion.

     (m) Any transfer after a Termination Event.

4.04 CONDITIONS PRECEDENT TO ALL TRANSFERS AND PERMITTED TRANSFERS

     No Stockholder shall Transfer any Stock except in compliance with applicable federal and state securities laws. The Company may, as a condition to any proposed Transfer pursuant to an exemption from the registration requirements under applicable federal and state securities laws, require that the Stockholder proposing to Transfer Stock provide the Company with an opinion of counsel reasonably satisfactory to the Company stating that the Transfer is so exempt. No Transfer shall be effective unless such Transfer is made in accordance with applicable federal and state securities laws and the transferee has executed and delivered a Joinder in the form attached as Exhibit A, in favor of the Company and each Stockholder, stating that by acquiring such Stock, the transferee has agreed to all terms and conditions of this Agreement as if such transferee were an original party hereto.

                         5. MCCAW ENTITY PURCHASE RIGHTS

5.01 RIGHT OF FIRST REFUSAL

     With respect to any Transfer, or agreement to engage in a Transfer, prior to the earlier of (i) January 1, 2009 or (ii) a Termination Event, the McCaw Entities shall have, and each other Stockholder hereby irrevocably grants to the McCaw Entities, the rights (the "Right of First Refusal") described in this
Section 5.01.

     (a) A Stockholder (other than a McCaw Entity) (the "Selling Stockholder") that desires to Transfer its Stock in compliance with this Section 5.01 must first receive a bona fide, written, binding offer and commitment ("Offer") for the acquisition of any or all of the Transferor's Shares from a Qualified Transferee (other than an Affiliate or an Associate of the Selling Stockholder), that is capable of consummating the proposed acquisition on the terms of the Offer, conditioned only on the exercise of Stockholder rights under this Agreement and satisfaction of customary closing conditions. Upon receipt and acceptance of an Offer, the Selling Stockholder shall give written notice (the "ROFR Notice") to FFW stating that the Selling Stockholder intends to Transfer Stock. The ROFR Notice shall identify the Qualified Transferee, specify the type and number of shares of Stock to be Transferred to the Qualified Transferee (the "ROFR Shares"), specify the per share price (in cash or other consideration) (the "Sale Price") that the Qualified Transferee has agreed to pay for the ROFR Shares, and enclose an accurate summary of all terms and conditions of the proposed transfer.

     (b) The ROFR Notice shall constitute the Selling Stockholder's binding offer to sell the ROFR Shares to the McCaw Entities on the terms set forth in the ROFR Notice and this Agreement. The McCaw Entities, or any of them, shall have 10 business days after delivery of the ROFR Notice (subject to any required regulatory approvals, provided that the appropriate McCaw Entity is using commercially reasonable efforts to satisfy such regulatory condition as soon as reasonably practicable) (the "ROFR Exercise Period") to exercise its right to purchase all, but not less than all of, the ROFR Shares at the Sale Price and upon the other terms and conditions set forth in the ROFR Notice by written notice to the Selling Stockholder within the ROFR Exercise Period.

     (c) Failure to deliver such a notice within the ROFR Exercise Period shall constitute waiver of the Right of First Refusal with respect to the ROFR Shares, and the Selling Stockholder shall have ninety (90) business days thereafter to complete the transfer of the ROFR Shares to the Qualified Transferee pursuant to the Offer; otherwise, the ROFR Shares shall thereupon be again subject to the right of first refusal described in this Section 5.01 before any transfer can be made.

     (d) Delivery of a notice exercising the Right of First Refusal shall create a binding contract between the applicable McCaw Entities and the Selling Stockholder for the purchase and sale of the ROFR Shares at the Sale Price and on the terms and conditions in the Offer and this Section 5.01. In that event, the McCaw Entities exercising the right of first refusal shall deliver the Sale Price for the ROFR Shares, in immediately available funds, to the Selling Stockholder to effectuate the Transfer of the ROFR Shares within five business days after the end of the ROFR Exercise Period or the satisfaction of the conditions to closing contained in the ROFR Notice provided that the appropriate McCaw Entity is using commercially reasonable efforts to cause such condition to be satisfied as soon as reasonably practicable. The Selling Stockholder shall effectuate the Transfer of the ROFR Shares by promptly delivering to the applicable McCaw Entities one or more certificates, properly endorsed for transfer, that represent the ROFR Shares, together with stock powers and such other closing documentation at the applicable McCaw Entities may reasonably request.

     (e) A Transfer to one of the McCaw Entities or a Qualified Transferee in accordance with this Section 5.01 is not subject to Section 4.02 or Section 7.

5.02 RIGHT OF FIRST OFFER

     At any time prior to the earlier of (i) January 1, 2009 or (ii) a Termination Event, when the McCaw Entities do not have the Right of First Refusal (other than with respect to a Permitted Transfer), the McCaw Entities shall have, and each Stockholder hereby irrevocably grants to the McCaw Entities, the rights (the "Right of First Offer") described in this Section 5.02:

     (a) A Selling Stockholder that desires to Transfer its Stock in compliance with this Section 5.02 must first give written notice (the "ROFO Notice") to FFW stating that the Selling Stockholder intends to Transfer Stock. The ROFO Notice shall identify the Qualified Transferee, if known, and specify the type and number of shares of Stock to be Transferred (the "ROFO Shares") and specify the proposed Sale Price.

     (b) The ROFO Notice shall constitute the Selling Stockholder's binding offer to sell the ROFO Shares to the McCaw Entities on the terms set forth in the ROFO Notice and this Agreement. The McCaw Entities, or any of them, shall have 10 business days after delivery of the ROFO Notice (subject to any required regulatory approvals, provided that the appropriate McCaw Entity is using commercially reasonable efforts to satisfy such regulatory condition as soon as reasonably practicable) (the "ROFO Exercise Period") to exercise its right to purchase all, but not less than all of, the ROFO Shares at the Sale Price and upon the other terms and conditions set forth in the ROFO Notice by written notice to the Selling Stockholder within the ROFO Exercise Period.

     (c) Failure to deliver such a notice within the ROFO Exercise Period shall constitute waiver of the Right of First Offer with respect to the ROFO Shares, and the Selling Stockholder shall have ninety (90) calendar days thereafter to complete the transfer of the ROFO Shares to a Qualified Transferee at a price no lower than the Sale Price and the other terms set forth in the ROFO Notice, or other terms that taken as a whole are no less favorable to the Selling Stockholder, otherwise, the ROFO Shares shall thereupon be again subject to the Right of First Offer described in this Section 5.02 before any transfer can be made.

     (d) Delivery of a notice exercising the Right of First Offer shall create a binding contract between the applicable McCaw Entities and the Selling Stockholder for the purchase and sale of the ROFO Shares at the Sale Price and on the terms and conditions in the ROFO Notice and this Section 5.02. In that event, the McCaw Entities exercising the Right of First Offer shall deliver the Sale Price for the ROFO Shares, in immediately available funds, to the Selling Stockholder to effectuate the Transfer of the ROFO Shares within five business days after the end of the ROFO Exercise Period or the satisfaction of the conditions to closing contained in the ROFO Notice provided that the appropriate McCaw Entity is using commercially reasonable efforts to cause such condition to be satisfied as soon as reasonably practicable. The Selling Stockholder shall effectuate the Transfer of the ROFO Shares by promptly delivering to the applicable McCaw Entities one or more certificates, properly endorsed for transfer, that represent the ROFO Shares, together with stock powers and such other closing documentation at the applicable McCaw Entities may reasonably request.

     (e) A Transfer in accordance with this Section 5.02 is not subject to
Section 4.02 or Section 7.

                 6. PARTICIPATION IN TRANSFERS BY MCCAW ENTITIES

6.01 DRAG/TAG NOTICE

     In the event ("Participation Trigger") any one or more McCaw Entities (the "Selling McCaw Entities") commits to a Transfer of 25% or more of all Stock then held by all McCaw Entities in a bona fide arm's-length transaction, or a series of related bona fide arm's length transactions, with a Person that is not an Affiliate of the McCaw Entities, then before consummating the sale, the Selling McCaw Entities shall give written notice (the "Drag/Tag Notice") to all other Stockholders informing them of the material terms of the Transfer, including the identity of the potential purchaser, the type and number of shares of Stock to be transferred to the potential purchaser (the "Drag/Tag Shares"), the weighted average price per share to be paid by the potential purchaser to any selling McCaw Entities (the "Drag/Tag Price"), and the transfer date.

6.02 EXERCISE OF DRAG ALONG RIGHT

     (a) The Selling McCaw Entities shall have the right (subject to the regulatory approvals), exercisable upon written notice to the other Stockholders within 10 business days after the delivery of the Drag/Tag Notice, to require all other Stockholders to Transfer their Drag Along Pro Rata Share (as defined herein) concurrently with the Transfer by the Selling McCaw Entities at the Drag/Tag Price and on the same terms and conditions as those received by the

Selling McCaw Entities (the "Drag Along Right"). The Selling McCaw Entities shall specify in the Drag/Tag Notice the number of shares to be sold by each Stockholder, which shall equal the product of the Stockholder's Percentage times the number of Drag/Tag Shares (the "Drag Along Pro Rata Share").

     (b) Notwithstanding Section 6.01 and subparagraph (a) of this Section 6.02, with respect to any Shares held by HITN, the Selling McCaw Entities may only exercise the Drag Along Right if such Selling McCaw Entity commits to a Transfer of 51% or more of all Stock then held by all McCaw Entities in a bona fide arm's-length transaction with a Person that is not an Affiliate of the McCaw Entities unless the Drag/Tag Price equals 2 times the Original Issue Price.

6.03 EXERCISE OF TAG-ALONG RIGHT

     If, upon the occurrence of a Participation Trigger, none of the Selling McCaw Entities invoke their Drag Along Rights pursuant to Section 6.02, then before consummating the sale, each Stockholder shall have the right (subject to the regulatory approvals) ("Tag Along Right"), exercisable upon written notice to the Selling McCaw Entities within 10 business days after the delivery of the Drag/Tag Notice, to participate in the Selling McCaw Entities' Transfer of Drag/Tag Shares. Such written notice shall constitute the Stockholder's election to cause the transferee to purchase, at the Drag/Tag Price and on the terms and conditions as those received by the Selling McCaw Entities, a portion of the Stockholder's Stock equal the product of the Stockholder's Percentage times the number of Drag/Tag Shares.

6.04 DELIVERY OF SHARES; CLOSING

     At least three days prior to the transfer date (provided that the other Stockholders shall have received at least 10 business days' advance notice of the transfer date), all selling Stockholders shall deliver to the Company the certificates evidencing their respective Stock to be sold under this Section 5.02, duly endorsed for transfer to the potential purchaser. On the transfer date and provided that the McCaw Entities consummate the Transfer of their pro rata share of the Drag/Tag Shares to the potential purchaser at the Drag/Tag Price and on the same terms and conditions, then the Company shall deliver the certificates evidencing all Drag/Tag Shares held by the Stockholders to the purchaser against payment of the Drag/Tag Price for such Stock, and the Company shall promptly remit such payment to the Stockholders in the respective amounts due them without reduction or adjustment of any kind except as may be required by law.

6.05 INAPPLICABILITY OF TRANSFER RESTRICTIONS

     A Transfer in accordance with this Section 6 is not subject to Section 4.02 or 7.

6.06 REMEDIES

     Each Stockholder hereby consents to every sale pursuant to this Section 6, and hereby agrees to sell its Stock on the terms and conditions approved by the McCaw Entities. All Stockholders shall take all necessary actions approved by the McCaw Entities in connection with the consummation of the sale, so long as all such actions are equally applicable to the McCaw

Entities, including the execution of such agreements and such instruments and other actions reasonably necessary (a) to the extent required by the potential purchaser, to make, severally but not jointly, the same customary representations, warranties, indemnities, covenants, conditions, escrow agreements, and other agreements relating to such sale and (b) to effectuate the allocation and distribution of the aggregate consideration upon the sale as set forth in this Section 5.02.

     In the event a Stockholder fails to comply with the requirements of this
Section 5.02, the McCaw Entities and the Company shall have, in addition to whatever other rights they may have in law or in equity, such call rights against such Stockholder as shall be necessary and appropriate to effect the intent of this Section 6, and the Stockholders agree to be bound by such call rights.

            7. OTHER EVENTS CONSTITUTING AN OFFER TO PURCHASE SHARES

7.01 REPURCHASE EVENTS

     Except for Permitted Transfers and Transfers pursuant to Section 5 or 6 (as to Right of First Refusal, Drag-Along Rights, and Tag-Along Rights), any one or more of the following events or conditions with respect to a Stockholder shall be deemed to constitute a "Repurchase Event" with respect to such Stockholder's
Shares:

     (a) The filing of a petition in bankruptcy by or against a Stockholder or any general assignment by a Stockholder for the benefit of such Stockholder's creditors;

     (b) The dissolution or commencement of liquidation of a Stockholder that is an entity, except for a Transfer in accordance with Section 4.03(d) or 4.03(k);

     (c) The Change of Control of a Stockholder that is an entity without the prior written consent of the Company, which such consent shall not be unreasonably withheld or delayed; or

     (d) Any Transfer, or any other event which, were it not for the provisions of this Agreement, would cause any such Shares or any interest therein to be transferred, in violation of Section 4 of this Agreement.

7.02 OFFER NOTICE

     Within 30 days after the occurrence of a Repurchase Event, the Stockholder or the Stockholder's trustee in bankruptcy, personal representative, guardian, executor, or administrator, as appropriate (for purposes of this Section 7, the "Transferor") shall give notice (for purposes of this Section 7, the "Offer Notice") to FFW of such Repurchase Event, specifying the date of the Repurchase Event and describing in reasonable detail the nature of the Repurchase Event and the number of Shares affected (the "Offered Shares"). The Offer Notice shall state that the price per share is the lower of the Original Issue Price or the Current Price. If FFW has not received this notice upon the expiration of the 30-day period, any Stockholder, director, or officer of the Company who has knowledge of the Repurchase Event may give such notice (with a copy of the same to the Transferor) at any time after the end of such period, and such notice shall be deemed to be the Offer Notice.

7.03 PURCHASE OF SHARES

     Upon the occurrence of any Repurchase Event, the Company shall have the right to purchase the Offered Shares for the price and on the terms described in this Section 7. Each purchase of Shares pursuant to this Section 7 shall be made in accordance with the following terms and conditions:

     (a) Within 15 business days after receipt of the Offer Notice (the "Offer Period"), the Company shall have the right to purchase all or part of the Offered Shares shall deliver to the Secretary notice of its acceptance of the offer (the "Acceptance Notice") specifying the number of Offered Shares that the Company agrees to purchase. Delivery of an Acceptance Notice to the Secretary shall create a binding contract between the Company and the Transferor for the purchase and sale of the Offered Shares.

     (b) If the Company does not exercise their right to purchase all of the Offered Shares as provided above, the McCaw Entities shall have the right to purchase any remaining Offered Shares (the "Remaining Offered Shares") by giving an Acceptance Notice to the Secretary during the Offer Period stating the number of Remaining Offered Shares that each such McCaw Entity agrees to purchase. Delivery of an Acceptance Notice to the Secretary shall create a binding contract between each such McCaw Entity and the Transferor for the purchase and sale of the Offered Shares. Notwithstanding the foregoing, the McCaw Entities may not exercise the purchase right granted under this Section 7.03(b) unless a majority of the Disinterested Directors have approved the Company's determination not to exercise its right to purchase all of the Offered Shares.

7.04 PAYMENT FOR THE SHARES

     Each purchaser of Offered Shares shall pay the price for its respective Offered Shares by making a payment of 25% thereof at closing and by paying the balance in three equal annual installments, together with interest on the unpaid balance from at a per annum rate equal to the prime rate last reported by Bank of America National Association prior to closing, plus 1%. The first installment of principal and interest shall be paid on the 15th day of the month following closing. Interest shall accrue on the unpaid balance commencing on the closing date. The unpaid balance may be prepaid in whole or in part at any time without penalty, and may be accelerated in the event of failure to pay any installment when due, in which case reasonable attorney's fees and costs may also be recovered if any legal action for collection is commenced. The other terms and conditions and procedures for transferring Offered Shares shall be determined in accordance with Section 5.01(d).

                          8. BOARD PARTICIPATION RIGHTS

8.01 SIZE OF THE BOARD OF DIRECTORS

     The authorized number of directors on the Company's Board of Directors shall be not less than five and not more than eleven; provided, however, that such number may be increased or decreased by vote of the Board.

8.02 SELECTION OF DIRECTORS

     (a) In any election of directors of the Company, each Stockholder shall vote such number of shares of Stock as may be necessary to elect as a director one individual nominated by the HITN (the "HITN Director"), but only if the HITN owns, in the aggregate, Stock representing at least 5% of the Voting Shares of the Company, it being understood that the initial HITN Director shall be Jose Luis Rodriguez.

     (b) In any election of directors of the Company, each Stockholder shall vote such number of shares of Stock as may be necessary to elect as a director one individual nominated by the Clearwire Stockholders (the "Clearwire Director"), but only if the Clearwire Stockholders own, in the aggregate, Stock representing at least 10% of the Voting Shares of the Company, it being understood that the initial Clearwire Director shall be a person to be determined by Clearwire in the future.

     (c) Any director of the Company may be removed from the Board of the Directors in the manner allowed by law and the Company's Bylaws, but with respect to a director designated pursuant to this Section 8.02, only upon the vote or written consent of the Stockholders entitled to designate such director. Any vacancies on the Board of Directors shall be filled in accordance with this
Section 8.02.

8.03 IMPLEMENTATION

     (a) Each Stockholder will vote its Shares (at any meeting of stockholders or in any consent in lieu of a meeting), and shall take all other actions necessary, to give effect to the provisions of this Section 8 and to cause the Governing Documents not to conflict with the provisions of this Agreement.

     (b) If any Stockholder fails to vote the Stockholder's Shares in accordance with the voting agreement contained in this Section 8, any votes contrary to the terms of this Section 8 shall be null and void. Each Stockholder hereby makes and constitutes the Secretary of the Company as his true and lawful agent and attorney-in-fact, with full power of substitution, in his name, place, and stead to vote as his proxy, each Share owned by such Stockholder for such nominees as the other Stockholders select consistent with the terms of the voting agreement contained in this Section 8. The foregoing power of attorney is coupled with an interest and shall be irrevocable, shall survive the death or incapacity of each Stockholder, and shall be binding on his estate, heirs, beneficiaries, successors, and assigns.

     (c) In addition to any other rights and remedies, each Stockholder (or its personal representative, assignee, or successor) is entitled to enforce the terms of this Section 8 by suit to enjoin a Stockholder from voting its Shares in contravention of the terms of this Section 8.

8.04 OBSERVER RIGHTS

     (a) If HITN owns Stock representing less than 5% of the Voting Shares of the Company and no longer has a right to nominate the HITN Director pursuant to
Section 8.02(a) above, the Company shall permit one representative of HITN to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section 9.01 hereof.

     (b) If the Clearwire Stockholders own, in the aggregate, Stock representing less than 10% of the Voting Shares of the Company and no longer have a right to nominate the Clearwire Director pursuant to Section 8.02(b) above, the Company shall permit one representative of the Clearwire Stockholders to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section 9.01 hereof.

     (c) If the Globespan Entities do not have a representative on the Company's Board of Directors, and as long as the Globespan Entities hold, in the aggregate, at least 66 2/3% of the aggregate Shares (i) acquired by them pursuant to the NextNet Merger (excluding any transfers pursuant to Section 6.02 hereof) and (ii) resulting from the exercise by them of warrants issued to them in connection with the NextNet Merger (in each case, as adjusted for stock dividends, stock splits, reverse stock splits or other distributions of shares made upon or in exchange for the Shares), the Company shall permit one representative of the Globespan Entities to attend the meetings of the Company's Board of Directors in a non-voting observer capacity, and such observer shall receive such package of documents as are provided to all of the directors, including, but not limited to the financial information described in Section
9.01 hereof. The initial representative of the Globespan Entities shall be Barry Schiffman. Any successor representative shall be approved by FFW, which approval shall not be unreasonably withheld.

     (d) Each of HITN, the Clearwire Stockholders and the Globespan Entities agree, that with respect to their respective rights in this Section 8.04, if, in the Board of Directors' good faith judgment, such Stockholder has a competitive conflict of interest with respect to the issue to be discussed, such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company, the presence of Stockholder's representative would jeopardize the Company's attorney-client privilege or for other similar reasons, (i) its representative may be excluded from certain confidential "closed sessions" of the Board of Directors or any portions of a Board of Directors' meeting, and/or
(ii) the Company shall not be obligated to provide the representatives with documents related to such matters. For purposes of this subparagraph (d), the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, such Stockholder to have a competitive interest. Each representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided or acquired by such representative pursuant to this Section 8.04.

                9. INFORMATION RIGHTS; ADDITIONAL COVENANTS

9.01 DELIVERY OF FINANCIAL STATEMENTS

     At any time that the Company is not subject to the reporting requirements of the 1934 Act, the Company shall deliver to each Stockholder (other than the NextNet Stockholders) and each Eligible NextNet Stockholder that owns at least 0.25% of the Voting Shares of the Company:

     (a) as soon as practicable, but in any event within 120 days after the end of the fiscal year of the Company, subject to delivery to the Company by its accountants, a consolidated balance sheet and statement of stockholders' equity as of the end of such year and a consolidated statement of operations and statement of cash flows for such year, such year-end financial statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants selected by the Company; and

     (b) as soon as practicable, but in any event within 90 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet and statement of stockholders' equity as of the end of such fiscal quarter and a consolidated statement of operations and statement of cash flows for such fiscal quarter, in reasonable detail.

9.02 INSPECTION

     Until the Company is subject to the reporting requirements of the 1934 Act, the Company shall permit each Stockholder (other than the NextNet Stockholders) and each Eligible NextNet Stockholder that owns at least 0.25% of the Voting Shares of the Company, at such Stockholder's expense, to visit and inspect the properties of the Company, to examine its books of account and records and to discuss its affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder, provided, however, that
(i) the Company shall not be obligated pursuant to this Section 9.02 to provide access to any information it reasonably considers to be a trade secret or similar confidential information; (ii) prior to any disclosure under this
Section 9.02, the Company may require that the Stockholder agree in writing to such confidentiality provisions as any of such entities may reasonably request and (iii) disclosure of or access to information pursuant to this Section 9.02 shall not violate any applicable law. Nothing in this Section 9.02 shall limit the statutory rights of a director or stockholder to inspection of the entity's properties, books, and records.

9.03 FFW COVENANTS

     (a) Until the termination of this Agreement pursuant to Section 11 hereof, FFW hereby covenants and agrees, for itself and the McCaw Entities, that the Company and its subsidiaries shall be FFW's and the McCaw Entities' sole entity through which Craig O. McCaw or any McCaw Entity acquires the right to own or lease MDS, MMDS or ITFS spectrum in the United States for the purpose of providing wireless point-to-multipoint fixed communications services; provided, however, that for purposes of this Section 9.03(a), "McCaw Entities" shall only refer to Craig O. McCaw and those entities in which Craig O. McCaw owns, directly or indirectly, securities constituting 51% or more of the voting power of such entity.

     (b) Until the termination of this Agreement pursuant to Section 11 hereof, FFW hereby covenants and agrees, for itself and the McCaw Entities, neither FFW nor any McCaw Entity shall vote to amend or modify the definition of "Disinterested Director Approval" in the Certificate without (i) HITN's consent so long as HITN is a Stockholder of the Company; and (ii) the approval of Eligible NextNet Stockholders holding a majority of the aggregate Shares (as adjusted for stock dividends, stock splits, reverse stock splits, or other distributions of shares made upon or in exchange for the Shares) acquired by them pursuant to the NextNet Merger, provided that the Eligible NextNet Stockholders continue to hold at the time of such approval at least 66 2/3% of such Shares.

                        10. LEGEND ON STOCK CERTIFICATES

     Each certificate representing Shares shall be endorsed with substantially the following legend:

     THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN STOCKHOLDERS AGREEMENT AMONG CLEARWIRE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT CONTAINS CERTAIN RIGHTS AND OBLIGATIONS REGARDING CORPORATE GOVERNANCE AND REGARDING THE VOTING, SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF SUCH CORPORATIONS' SHARES. THE CORPORATION WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

     The legend provided by this Section 10 may be removed upon termination of this Agreement in accordance with the provisions of Section 11. Notwithstanding any termination of this Agreement, each Stockholder acknowledges that Shares may not be transferred absent compliance with applicable federal, state, and foreign securities laws.

                          11. TERMINATION OF AGREEMENT

     The restrictions, rights, and obligations in Sections 1 through 10 hereof shall terminate upon the earlier of (a) the closing of an IPO or a transaction in which all of the shares of the Company's Class A Common Stock are exchanged for unrestricted securities that are listed on a recognized securities exchange or NASDAQ National Market, (b) a Change of Control of the Company and (c) the winding up of the Company's business. This Agreement may be terminated in its entirety upon the written consent of all Stockholders, unless sooner terminated in accordance with the preceding sentence.

                       12. DEFINITIONS AND INTERPRETATION

12.01 DEFINITIONS

     Whenever used in the Agreement and the Exhibits and Schedules hereto, the following terms shall have the respective meanings set forth in this Section
12.01. Capitalized terms used but not defined herein have the meanings given in the Certificate.

     '1934 Act" means the Securities and Exchange Act of 1934, as amended.

     "Act" means the Securities Act of 1933, as amended.

     "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified. For purposes of this definition, an entity shall be deemed to be controlled by a stockholder if (and only for so long as) (i) such stockholder has the right to vote by ownership, proxy or otherwise securities constituting 5% or more of the voting power of such entity if such entity has equity securities registered and files reports under the 1934 Act or otherwise (if not reporting) securities constituting 10% or more of the voting power or economic interests of such entity; (ii) such stockholder possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, membership on the board or other governing entity, by contract or otherwise; or
(iii) with respect to a charitable trust, foundation or nonprofit corporation, such stockholder is the sole trustee or director or has the power to appoint 20% of the trustees or directors thereof, or otherwise has a strong and continuing relationship as founder or substantial donor.

     "Associate" means (i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (iii) any relative or spouse of such Person or any relative of such spouse, who has the same home as such Person.

     "Certificate" means the certificate of incorporation of the Company, as amended from time to time.

     "Change of Control" with respect to any entity means (i) a transfer of all or substantially the assets of that entity or (ii) the transfer by the stockholders, partners or members that own the entity, by means of a merger, consolidation, reorganization, recapitalization or otherwise, of more than 50% of the voting power of or economic interests in that entity.

     "Clearwire" means Clearwire Holdings, Inc., a Delaware corporation.

     "Clearwire Stockholders" means Clearwire, its Permitted Transferees (including but not limited to any Qualified Clearwire Stockholders and Qualified Transferees of Clearwire), and its Designee.

     "Current Price" means (a) the price per Share applicable in the most recent or contemporaneous third-party transaction in which the Company issued Shares for cash consideration, or (b) if such third-party transaction was consummated more than 120 days prior to the date of determination, then the price per Share shall be the fair market value established in good faith by a majority of the Disinterested Directors, provided, however, if a McCaw Entity disagrees or disputes with the determination of "Current Price" pursuant to clause (b) above, then the McCaw Entity may retain an independent firm reasonably acceptable to a majority of the Disinterested Directors that has substantial experience in valuing communications industry businesses and that has not provided any financial advisory services to any McCaw Entity within the last 24 months to determine the Current Price which determination shall be binding on the Company and the McCaw Entity.

     "DGCL" means the General Corporation Law of the State of Delaware, as amended.

     "Designee" means one Person that meets all of the following criteria: (a) the Person is an "accredited investor" as defined under Regulation D of the Act,
(b) the Person is not a competitor of the Company, as reasonably determined by the Board of Directors of the Company, (c) prior to the issuance of any Stock, the Person executes and delivers a Joinder in the form of attached as Exhibit A, in favor of the Company and each Stockholder, stating that by acquiring such Stock, the Designee has agreed to all terms and conditions of this Agreement,
(d) the Board of Directors of the Company has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (e) with respect to the Designee of Clearwire only, immediately after giving effect to the purchase of shares by the Designee the total number of Clearwire Stockholders (including Clearwire and the Designee) will not exceed thirty-three (33). For purposes of this definition, the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, the provision of information to such Stockholder a likely threat to the competitive positioning of the Company.

     "Disinterested Directors" has the meaning as set forth in the Certificate.

     "Eligible NextNet Stockholder" means each NextNet Stockholder and each Stockholder who acquires Shares from a NextNet Stockholder pursuant to Section
4.03 hereof who is (a) an "accredited investor" as defined under Regulation D of the Act, (b) holds, at the time of determination, at least 66 2/3% of the aggregate Shares (as adjusted for stock dividends, stock splits, reverse stock splits, or other distributions of shares made upon or in exchange for the Shares) such NextNet Stockholder acquired pursuant to the NextNet Merger (excluding any transfers pursuant to Section 6.02 hereof) and (c) holds, at the time of determination, at least 66 2/3% of the Shares resulting from the exercise of warrants issued to such NextNet Stockholder in connection with the NextNet Merger.

     "Eligible Stockholder" means each Stockholder holding at least 1% of the outstanding capital stock of the Company, on a fully diluted basis.

     "FFW" has the meaning in Recital A and includes any of its successors or assigns.

     "Globespan" means Globespan Capital Management.

     "Globespan Entities" means the following NextNet Stockholders who are controlled or managed by or Affiliated with Globespan: JAFCO America Technology Fund III, LP, JAFCO America Technology Cayman Fund III, LP, JAFCO USIT Fund III, LP, and JAFCO America Technology Affiliates Fund III, LP.

     "Governing Documents" means the certificate of incorporation and by-laws of this Company.

     "HITN" means Hispanic Information and Telecommunications Network, Inc.

     "ISA" means ITFS Spectrum Advisors, LLC.

     "IPO" means the consummation of an underwritten public offering registered under the Act, or an equivalent law under the laws of any other nation or commonwealth, of at least $35 million in equity securities of the Company.

     "McCaw Entity" means FFW, Craig O. McCaw, or any of their respective Affiliates.

     "NextNet Merger" means that certain merger of NextNet with and into a subsidiary of the Company effective as of March, __, 2004.

     "NextNet Stockholder" means a Stockholder who acquired Shares pursuant to the NextNet Merger or pursuant to the exercise of warrants issued in connection with the NextNet Merger.

     "Original Issue Price" means $1.00 per share of common stock (of any class), subject to adjustment for any stock dividend, stock split, reverse stock split, or other distribution of shares.

     "Percentage" of a Stockholder means the fraction in which the numerator equals the total number of Shares held beneficially by such Stockholder and the denominator equals the total number of issued and outstanding Shares, all determined on a fully diluted basis (but excluding any shares and options, warrants or other rights to acquire shares that are reserved but unallocated pursuant to any stock plan).

     "Permitted Transferee" means a Person who becomes a Stockholder as a result of a Permitted Transfer in accordance with Section 4.03 hereof.

     "Person" means any individual, corporation, partnership, company, trust or other entity.

     "Qualified Clearwire Stockholder" means a Person that meets all of the following requirements: (a) the Person is a stockholder of Clearwire, (b) the Person is an "accredited investor" as defined under Regulation D of the Act, (c) the Person is not a competitor of the Company, as reasonably determined by FFW,
(d) FFW has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (e) immediately after giving effect to the Transfer of shares to such Person the total number of Clearwire Stockholders will not exceed thirty-three (33). Notwithstanding the foregoing, in the event that a stockholder of Clearwire fails to qualify as a Qualified Clearwire Stockholder as a result of subsection (c) or (d) above, then a Qualified Clearwire Stockholder may include a Person substituted for such disqualified stockholder of Clearwire who would qualify as a Qualified Clearwire Stockholder if not for the requirement set forth in (a) above.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor law.

     "Qualified Transferee" means a Person that meets all of the following requirements: (a) the Person is an "accredited investor" as defined under Regulation D of the Act, (b) the Person is not a competitor of the Company, as reasonably determined by the Board of Directors of the Company, (c) the Board of Directors of the Company has not reasonably and in good faith concluded that providing such Person any information to which a Stockholder is entitled is likely to threaten the proprietary nature of such information or the Company's business objectives or competitive positioning, and (d) with respect to any Person who is a proposed transferee of Clearwire only, immediately after giving effect to the Transfer of shares to such Person (i) the total number of Qualified Transferees to which Clearwire has transferred Shares under Section 4.03(d) of this Agreement will not exceed ten (10) and (ii) the total number of Clearwire Stockholders will not exceed thirty-three (33). For purposes of this definition, the fact that a Stockholder is a reseller of the Company's services or a lessor of spectrum to the Company shall not deem, by itself, the provision of information to such Stockholder a likely threat to the competitive positioning of the Company.

     "Termination Event" shall mean the earlier of the date on which (i) the Company consummates an underwritten public offering registered under the Act, or an equivalent law under the laws of any other nation or commonwealth, or (ii) the Company is required to register under Section 12 of the Exchange Act, or a substantially similar law under the laws of any other nation or commonwealth.

     "Voting Shares" means all of the issued and outstanding Shares of any class or series entitled to vote, calculated on an as-converted to Class A Common Stock basis; provided, that the calculation of the number of Voting Shares for purposes of this Agreement shall be without regard to the number of votes to which each Share is entitled.

12.02 INTERPRETATION

     The word "including" or any variation thereof means "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it

     When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

     Any reference in this Agreement to $ shall mean U.S. dollars.

     Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

     The provision of a Table of Contents, the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

     The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires

     The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                             13. GENERAL PROVISIONS

13.01 APPLICATION OF THIS AGREEMENT

     This Agreement shall apply to (a) any share of capital stock in the Company after issuance to any Stockholder for any reason, whether upon exercise of any warrant or option or otherwise, and (b) any share of capital stock in the Company received by any party as a result of any stock dividend, stock split, reverse stock split, or other distribution of shares made upon or in exchange for the Shares.

13.02 EFFECT OF NON-COMPLYING TRANSFERS

     If any transfer in violation of this Agreement shall be attempted, or if any involuntary or other purported transfer by law of any shares occurs or is attempted, it shall be void, and upon presentation for transfer the Company shall not give effect to such purported transfer.

13.03 ESCROW

     At the request of any Stockholder participating in a Transfer governed by this Agreement, an escrow shall be set up to effect the transfer of any certificates or funds. Costs of such escrow shall be borne by such Stockholder.

13.04 SUCCESSORS AND ASSIGNS; THIRD PARTY BENEFICIARIES

     Except as otherwise provided herein, each party agrees that it will not assign, sell, transfer, delegate, or otherwise dispose of any right or obligation under this Agreement, whether voluntarily, involuntarily, by operation of law, or otherwise, except in accordance with the terms hereof. Any purported assignment, transfer, or delegation in violation of this section shall be null and void. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding on the respective successors and assigns of the parties (including Permitted Transferees). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

13.05 GOVERNING LAW

     This Agreement shall in all respects, including all matters of construction, validity, and performance, be governed by, and construed and enforced in accordance with, the laws of the state of Delaware, without reference to any rules governing conflicts of laws. However, in light of the McCaw Entities' presence in the State of Washington, and in light of the location of the Company's headquarters in the State of Washington, any dispute arising out of this Agreement shall be resolved in a court of appropriate jurisdiction located in King County, Washington. Each party specifically and expressly consents to the personal jurisdiction of the state and federal courts located in King County, Washington.

13.06 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.07 NOTICES

     All notices, demands, requests or other communications that may be or are required to be given, served, transmitted or delivered by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, or transmitted by verified facsimile or internationally recognized air courier, addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by 10 days' advance written notice to the other party given in the foregoing manner. Each notice, demand, request or other communication that shall be hand delivered, telecopied or delivered in the manner described above shall be deemed sufficiently given, served, transmitted or delivered for all purposes at such time as it is delivered to the addressee (with the delivery receipt or, with respect to a telecopy, the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

13.08 EXPENSES

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.

13.09 AMENDMENTS AND WAIVERS

     Any term of this Agreement may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Stockholders who own securities representing a majority of the voting power of the Company's then outstanding securities; provided that no Stockholder shall be subject to additional obligations or diminished rights that adversely affect such Stockholder or be treated in a manner different than other Stockholders unless such Stockholder approved the amendment or waiver. Notwithstanding the foregoing, Schedule A to this Agreement may be amended from time to time by (x) the Company to reflect the actual holdings of the Stockholders of shares of Stock without formally amending this Agreement or (y) a Joinder executed by a new stockholder and the Company and delivered to all other Stockholders. Each Stockholder agrees to execute any amendment or waiver effected in accordance with this Section. Any amendment or waiver effected in accordance with this Section shall be binding on each Stockholder then a party to this Agreement, each future Stockholder and the Company.

     The failure of any party to insist on or to enforce strict performance by the other parties of any of the provisions of this Agreement or to exercise any right or remedy under this

Agreement shall not be construed as a waiver or relinquishment to any extent of that party's right to assert or rely on any provisions, rights or remedies in that or any other instance; rather, the provisions, rights and remedies shall remain in full force and effect. The exercise or non-exercise of the rights of a Stockholder under this Agreement to participate in one or more Transfers of Stock made by a Selling Stockholder or a McCaw Entity shall not adversely affect such Stockholder's rights to participate in subsequent Transfers by a Selling Stockholder or a Selling McCaw Entity.

13.10 SEVERABILITY

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

13.11 NO PARTNERSHIP OR JOINT VENTURE

     Neither execution nor performance of this Agreement shall be construed or deemed to have established any joint venture or partnership or to have created the relationship of agent and principal among the Company or its Affiliates and the Stockholders or among any of the Stockholders. Except as otherwise set forth in this Agreement or agreed in writing, at no time shall the Company or its Affiliates make any commitments or incur any charges or expenses in the name of any Stockholders, and vice versa, nor shall any Stockholders make any commitments or incur any charges or expenses for, or in the name of, any other Stockholders.

13.12 FURTHER ASSURANCES

     Each party agrees from time to time to do and perform such other and future acts (including the taking of board and stockholder action) and execute and deliver any and all such other instruments as may be required by law or reasonably requested by the other parties to establish, maintain or protect the rights and remedies of the requesting party or to carry out and effect the intent and purpose of this Agreement.

13.13 DAMAGES AND INJUNCTIVE RELIEF

     No party shall be liable for any unforeseeable, special, consequential, or indirect damages arising from any breach or nonobservance of any term or condition of this Agreement. It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved person will be irreparably damaged and will not have an adequate remedy at law. Any such person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action shall be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law and in any case no bond or other security shall be required.

13.14 Entire Agreement

     This Agreement (including the schedules and exhibits hereto, which are incorporated herein by this reference) supersedes all prior or contemporaneous agreements, and all related understandings, written or oral, among the parties with regard to the subject matter of this Agreement (but not other contracts to which the Company may be subject) and constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, arbitration, or other legal proceeding involving this Agreement.

13.15 Confidentiality

     Each Stockholder hereby covenants and agrees that, during the effectiveness of this Agreement, neither it, nor any of its employees, agent, officers or directors, will at any time make use of, divulge or disclose to any third party (other than good faith advisors or consultants to a party who agree to respect the confidentiality of this Agreement or as required by law) without the prior written consent of the Company except as permitted by this Section 13.15, any confidential or proprietary information of the Company, including the business, financial condition or operations of the Company, the terms of the NextNet Merger and any information disclosed to the Stockholders in connection with the NextNet Merger, the terms of this Agreement and any information disclosed to Stockholders pursuant to this Agreement (the "Company Confidential Information").

     Notwithstanding the foregoing, the Company shall be entitled to disclose the terms of this Agreement and such confidential proprietary information of the Company to (a) other good-faith potential investors, lenders, business partners and service providers and (b) in connection with any registration of Stock under the Act. Each Stockholder shall be entitled to disclose Company Confidential Information (i) to good-faith potential Transferees whose purchases do not or will not violate the terms of this Agreement and to good-faith potential lenders to such Stockholder or (ii) or as otherwise required under applicable law in the good faith judgment of such Stockholder. Any disclosures (other than pursuant to clause (b) of the second sentence of this Section 13.15) shall only be made to Persons who have agreed in writing to keep the terms of this Agreement confidential.

     Notwithstanding anything herein to the contrary, any party to this Agreement may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the NextNet Merger and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, except that this provision shall not permit disclosure to the extent that nondisclosure is necessary in order to comply with applicable securities law.

     All of the foregoing obligations and restrictions of this Section 13.15 do not apply to that part of the Company Confidential Information that: (i) such Stockholder can demonstrate was in such Stockholder's possession prior to the disclosure; (ii) was rightfully acquired by such Stockholder from a third party not bound by the terms of this Agreement or not otherwise prohibited from transmitting the Company Confidential Information to such Stockholder by a contractual, legal, fiduciary or other obligation; (iii) is in or part of the public domain or generally known to the public through no act or fault of such Stockholder; or (iv) for which any such obligation as to confidentiality is waived in writing by the Company.

13.16 COUNTERPARTS

     This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.17 AMENDMENT AND RESTATEMENT

     Effective as of the date of this Agreement, the Original Agreement shall be amended and restated in its entirety by this Agreement.

   [REMINDER OF PAGE IS INTENTIONALLY BLANK; SIGNATURE LINES ARE ON THE NEXT
                                     PAGE.]

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                             COMPANY:   CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                            R. Gerard Salemme, its President

                             Address:   Clearwire Corporation
                                        2300 Carillon Point
                                        Kirkland, Washington 98033
                                        Attention:
                                        Facsimile:(425) 828-8061

               With a copy (which shall not constitute notice) to:

                             Address:   Davis Wright Tremaine LLP
                                        2600 Century Square
                                        1501 Fourth Avenue
                                        Seattle, Washington 98101
                                        Attention: Benjamin G. Wolff
                                        Facsimile: (206) 628-7699

                        STOCKHOLDERS:   [STOCKHOLDER SIGNATURES]


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------

                             Address:
                                        ----------------------------------------

                                   SCHEDULE A

                        To the Stockholders Agreement of

                              Clearwire Corporation

                              LIST OF STOCKHOLDERS


                 CLASS A   CLASS B
                 COMMON    COMMON
     NAME         STOCK     STOCK    WARRANTS   OPTIONS
--------------   -------   -------   --------   -------
[STOCKHOLDERS]

                                    EXHIBIT A

              To the Amended and Restated Stockholders Agreement of

                              Clearwire Corporation

                                     JOINDER

     In consideration of the permitted issuance, sale, pledge, or other transfer to the undersigned of Stock in the Company, the undersigned hereby consents and agrees to become a party to and be bound by the Amended and Restated Stockholders Agreement dated as of the ____________ day of March, 2004, as amended, receipt of a copy of which is hereby acknowledged, as fully as if the undersigned were one of its original parties, and all Stock owned by the undersigned shall be held in accordance with and restricted by the terms of such Amended and Restated Stockholders Agreement.

     Dated:
            -------------------------

                 Name of Stockholder:
                                        ----------------------------------------
                 Sign Name:
                                        ----------------------------------------
                 Print Name:
                                        ----------------------------------------
                 Address:
                                        ----------------------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                 SSN/EIN:
                                        ----------------------------------------

             Approved by the Company:

                 COMPANY:               CLEARWIRE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        Dated:
                                               ---------------------------------

                                    EXHIBIT D

                  TERMINATION OF RESTRICTIVE COVENANT AGREEMENT

     This TERMINATION OF RESTRICTIVE COVENANT AGREEMENT (this "Agreement"), dated as of __________________, 2006, is made by and between Clearwire Belgium SPRL, a 'societe privee a responsabilite limitee' organized under the laws of Belgium ("Clearwire Belgium"), MAC Telecom SA, a 'societe anonyme' organized under the laws of Belgium ("MAC Telecom"), MAC Telecom Holdings SA, a 'societe anonyme' organized under the laws of Belgium ("MTH") and [Charles de Bunsen] ("[Charles]"). Clearwire Belgium, MAC Telecom, MTH and [Charles] may each be referred to herein as a "Party" and together as the "Parties."

     WHEREAS, Clearwire Belgium, MAC Telecom, MTH and [Charles] are parties to that certain Restrictive Covenant Agreement, dated as of December 7, 2004 (the "Restrictive Covenant Agreement") pursuant to which [Charles] agreed, among other things, to certain restrictions on competition;

     WHEREAS, among others, Clearwire Europe S.a r.l., a Luxembourg limited liability company ("Clearwire Europe") and [Charles] have entered into the MTH Stock Purchase Agreement dated __________________, 2006 (the "Stock Purchase Agreement"), pursuant to which [Charles] has agreed, among other things, to sell all of his right title and interest in and to his shares of MTH to Clearwire Europe;

     WHEREAS, pursuant to the Stock Purchase Agreement, [Charles] has also agreed to enter into a certain professional services agreement referred to in
Section 7.3[(g)] of the Stock Purchase Agreement;

     WHEREAS, pursuant to Section 7.3(e) of the Stock Purchase Agreement, [Charles] has agreed to enter into this Agreement; and

     WHEREAS, entry into this Agreement is a material inducement to Clearwire Europe to enter into the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, conditions, and agreements hereinafter set forth, the Parties agree as follows:

1. Consent to Termination of the Restrictive Covenant Agreement. Effective as of the closing of the Stock Purchase Agreement (the "Closing"), and subject thereto, the Parties hereby consent to the termination of the Restrictive Covenant Agreement. From and after the Closing the Restrictive Covenant Agreement shall be null and void and have no further force or effect except in relation to confidentiality (Article 2), and, as of the Closing, none of the Parties shall have any further obligations thereunder other than in relation to confidentiality.

2. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the Parties and approved by Clearwire Europe. Clearwire Europe is an intended beneficiary of this Agreement.

Miscellaneous. This Agreement (a) shall be governed by and in accordance with the internal laws of Belgium, without regard to the principles of conflicts of law thereof; (b) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; and (c) may be executed and delivered (including by facsimile transaction) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MAC Telecom Holdings SA


By:
     --------------------------------

     --------------------------------
     Print Name
Its:
     --------------------------------


MAC Telecom SA


By:
     --------------------------------

     --------------------------------
     Print Name
Its:
     --------------------------------


Clearwire Belgium SPRL


By:
     --------------------------------

     --------------------------------
     Print Name
Its:
     --------------------------------


-------------------------------------
[Charles de Bunsen]

                                    EXHIBIT E

                               RESIGNATION LETTERS

MAC Telecom SA
Avenue Louise 326
1050 Brussels
Belgium

Date: _________________

Dear Sirs,

Re:  Resignation as director and managing director - Waiver of claims

I hereby tender my resignation as director and managing director of MAC Telecom SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom SA and/or its respective organs and employees, from any nature whatsoever resulting from my activities as (managing) director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom SA from any responsibility of any nature in respect thereof.


-------------------------------------
Worldstar Services Limited
Represented by Nicolas du Chastel

MAC Telecom SA
Avenue Louise 326
1050 Brussels
Belgium

Date: _________________

Dear Sirs,

Re:  Resignation as director and managing director - Waiver of claims

I hereby tender my resignation as director and managing director of MAC Telecom SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom SA and/or its respective organs and employees, from any nature whatsoever resulting from my activities as (managing) director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom SA from any responsibility of any nature in respect thereof.


-------------------------------------
Specter Cat SPRL
Represented by Axel Beghin

MAC Telecom Holdings SA
Avenue Louise 326
1050 Brussels
Belgium

Date: _________________

Dear Sirs,

Re:  Resignation as director - Waiver of claims


I hereby tender my resignation as director of MAC Telecom Holdings SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom Holdings SA and/or its respective organs, from any nature whatsoever resulting from my activities as director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom Holdings SA from any responsibility of any nature in respect thereof.


-------------------------------------
Worldstar Services Limited
Represented by Nicolas du Chastel

MAC Telecom Holdings SA
Avenue Louise 326
1050 Brussels
Belgium

Date: ______________

Dear Sirs,

Re:  Resignation as director - Waiver of claims

I hereby tender my resignation as director of MAC Telecom Holdings SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom Holdings SA and/or its respective organs, from any nature whatsoever resulting from my activities as director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom Holdings SA from any responsibility of any nature in respect thereof.


-------------------------------------
Specter Cat SPRL
Represented by Axel Beghin

MAC Telecom Holdings SA
Avenue Louise 326
1050 Brussels
Belgium

Date: ______________

Dear Sirs,

Re:  Resignation as director - Waiver of claims

I hereby tender my resignation as director of MAC Telecom Holdings SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom Holdings SA and/or its respective organs, from any nature whatsoever resulting from my activities as director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom Holdings SA from any responsibility of any nature in respect thereof.


-------------------------------------
Charles de Bunsen

MAC Telecom Holdings SA
Avenue Louise 326
1050 Brussels
Belgium

Date: ______________

Dear Sirs,

Re:  Resignation as director - Waiver of claims

I hereby tender my resignation as director of MAC Telecom Holdings SA, this resignation being effective as from today.

I confirm that I do not have any claim against MAC Telecom Holdings SA and/or its respective organs, from any nature whatsoever resulting from my activities as director. If such claim exists or would exist, I hereby irrevocably waive these claims and discharge MAC Telecom Holdings SA from any responsibility of any nature in respect thereof.


-------------------------------------
M. Ridgwell SPRL
Represented by Matthew Ridgwell

                                    EXHIBIT F

                     FORM OF PROFESSIONAL SERVICES AGREEMENT

(CLEARWIRE LOGO)

                         PROFESSIONAL SERVICES AGREEMENT

     THIS PROFESSIONAL SERVICES AGREEMENT ("Agreement") is entered into this day of ______, 2006, between [MAC TELECOM SA, a limited liability company organized under the laws of the Kingdom of Belgium with registered office at Avenue Louise 326,1050 Bruxelles (Belgium) and registered with the register of legal entities under number 0476 628 207 / CLEARWIRE BELGIUM SPRL, a limited liability company organized under the laws of the Kingdom of Belgium with registered office at Avenue Louise 331-333,1050 Bruxelles (Belgium) and registered with the register of legal entities under number 0864 754 901] (the "Company") and [M Ridgwell SPRL, a limited liability company organized under the laws of the Kingdom of Belgium with registered office at Avenue Brillat-Savarin 68/M, 1050 Brussels and registered with the register of legal entities under number 0870 913 708 // Charles De Bunsen, [_] // Nicholas du Chastel, [_] // Alex Beghin, [_]] ("Contractor") (collectively "Parties"). The Parties agree and acknowledge that Contractor and/or Expert (as defined below) are also parties to certain agreements relating to the sale and purchase of the shares of Mac Telecom and Mac Telecom Holdings SA (collectively, the "Share Purchase Agreements") and that this Agreement is executed in connection with and is an integral part of the closing and performance of the Share Purchase Agreements.

[WE HAVE ASSUMED THAT THE MANAGERS WILL WORK UNDER THEIR MANAGEMENT COMPANIES. IF NOT, ALL REFERENCES TO 'EXPERT' SHOULD BE REMOVED.]

     The Company and Contractor agree as follows:

1. SERVICES AND FEES. Contractor agrees to provide, to the Company's satisfaction, the services ("Services") set forth on Schedule A. The Company agrees to pay Contractor for the Services the fees ("Fees") in accordance with the provisions on Schedule A. Other than further vesting of the Options (as defined in the Option Agreement) in favor of the [Contractor/Expert] as set forth in Section 4(c), the Fees payable until the date set out in Schedule A shall be the exclusive compensation paid by the Company for the Services rendered during the entire duration of the Agreement (including for the avoidance of doubt, for Services rendered after the date set out in Schedule A), unless Contractor obtains prior written approval to incur expenses to be reimbursed by the Company. No Fees will be due for the period during which the Contractor would be unable, for reasons of force majeure, to perform the Services and/or during which the Expert (as defined hereinafter) would be unable, for reasons of force majeure or serious health issues, to represent the Contractor in the performance of the Services, insofar as and to the extent that such period would exceed one (1) month.

2. TERM AND TERMINATION. This Agreement, and Contractor's engagement hereunder, shall commence as of the date this Agreement is signed by all Parties and shall continue until December 7,2008, unless terminated earlier by either Party as provided below:

     (a) the Company will be entitled to terminate the Agreement at any time, without notice or the payment of any indemnity, in the event (i) that either of the licenses for the 3.450 - 3.475 / 3.550 - 3.575 MHz frequencies held by MAC Telecom under license number INFRAPL2001\MODI-5\2006-01 or by Clearwire Belgium SPRL under license number INFR/PL/2004/0001 is lost for any reason other than as a direct result of the gross negligence or willful misconduct of the Company or its Affiliates, or (ii) of serious misconduct or a serious fault of the Contractor. For the purpose of the Agreement and without prejudice to other causes of termination, the following events will be considered as serious misconduct or a serious fault justifying the immediate termination of the Agreement without notice or indemnity (this enumeration not being limitative):

     (i) a criminal offence committed by Contractor, including the Expert (as defined below), which is directly or indirectly related to the Services or has an impact on the performance of the Services;

     (ii) fraud or embezzlement committed by the Contractor, including the Expert (as defined below);

(CLEARWIRE LOGO)

     (iii) failure by the Contractor, and/or the Expert as the case may be, to comply with the terms and conditions of the Agreement or the Share Purchase Agreements within ten (10) business days after written notification of such non-compliance;

     (iv) the willful or gross neglect of the Services and/or the willful or gross misconduct in the performance of the Services not cured within ten (10) business days of written notice;

     (v) legal or factual change of control at the level of the Contractor or the unilateral replacement of the Expert by another without the Company's prior written consent.

     (b) In addition, the Company may terminate this Agreement, at will, for any reason or no reason, with no less than thirty (30) days prior notice. In lieu of such notice, the Company may at its option terminate this Agreement immediately by paying Contractor an amount equal to one (1) month's Fees to be determined on the basis of the average monthly compensation received by the Contractor during the three (3) months preceding the notice of termination. Upon such termination, the Company shall have no further obligations to Contractor other than payment of unpaid and undisputed invoiced Fees in an amount equal to the percentage of Services completed as of the date of termination.

     (c) The Contractor may terminate this Agreement at will, for any reason or no reason, by giving thirty (30) days prior written notice to the Company.

3. This Agreement shall in no way be construed as a guarantee of a business relationship between Contractor and the Expert on the one hand and the Company or any of its Affiliates (as defined below) on the other hand for any specified period of time.

4. INDEPENDENT CONTRACTOR STATUS AND RESPONSIBILITIES.

     (A) INDEPENDENT CONTRACTOR. Contractor is an independent contractor. For the performance of the Services, the Contractor will be exclusively represented by an expert designated by it, such as a director, manager, employee of the Contractor (hereinafter referred to as the "Expert") provided that the Expert executes any and all documents required by the Company as may be required by the Company for the acceptance of such Expert. The Expert designated by the Contractor in first instance is [Mr Matthew Ridgwell / Mr Charles de Bunsen / Mr Nicolas du Chastel / Mr Alex Beghin]. Given the level of qualifications required for the proper performance of the Services, the Contractor shall not designate any other expert without the Company's prior written consent. This Agreement shall not create the relationship of employer and employee, a partnership or a joint venture with the Contractor or the Expert. The Company shall not control the details and means by which Contractor performs the Services.

     (B) RESPONSIBILITY FOR TAXES, WAGES, LICENSES AND BENEFITS. Contractor agrees that it is solely responsible for, and will pay all costs of, conducting Contractor's independent business, including but not limited to: general business liability insurance; licenses, permits, assessments and taxes (including VAT taxes and business and occupation taxes); self-employment taxes; income taxes; social security taxes; workers compensation taxes, and unemployment taxes. Contractor shall be solely liable for the wages, fringe benefits, payroll taxes, work schedules and work conditions of the Expert. The Company will not be responsible for any of the foregoing payments, obligations, taxes or benefits and Contractor agrees to indemnify, defend and hold the Company harmless from any loss or damage (including attorneys fees, court costs and regulatory penalties) that may be sustained as a result of, or in connection with, Contractor's failure to satisfy the requirements set forth in this Section.

     (C) NO ACCESS TO BENEFIT PLANS. Except as otherwise specifically provided below or otherwise agreed in writing. Contractor and the Expert shall not be eligible for, and shall not participate in, any employee health, pension, stock option or other fringe benefit plan, sponsored by the Company or any person or entity that controls, is controlled by or is under common control with the Company (hereinafter, an "Affiliate"). Contractor (or Expert, as the case may be), is a party to that certain Stock Option Agreement, dated January 19,2005 (the "Option Agreement"), pursuant to which he was granted nonqualified stock options under the Clearwire Corporation 2003 Stock Option Plan. As consideration for the Services, the Parties hereby agree and acknowledge that so long

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(CLEARWIRE LOGO)

as this Agreement has not been terminated pursuant to Section 2(a) or Section 2(c), the Options (as defined in the Option Agreement) will continue to vest in favor of the [Contractor/Expert] and shall otherwise be subject to all terms and conditions of the Plan (as defined in the Option Agreement). Termination of this Agreement pursuant to Section 2(a), or voluntary termination of the Agreement by Contractor pursuant to Section 2(c), shall be considered termination of employment or other service relationship with the Company for purposes of the Plan and the Options shall no longer vest in favor of the [Contractor/Expert] and shall otherwise be subject to all terms and conditions of the Plan (as defined in the Option Agreement). For the avoidance of doubt, termination pursuant to Section 2(b) shall not be considered termination of employment or other service relationship with the Company for purposes of the Plan.

     (D) NO AUTHORITY TO BIND. Contractor acknowledges that it has no authority to enter into contracts on behalf of the Company or to otherwise obligate the Company in any respect, unless and to the extent that Contractor is appointed as director (administrateur), manager (gerant), general manager (directeur general) or managing director (administrateur delegue) of the Company or that specific powers are delegated to it in writing.

     (E) ANTI-BRIBERY LAWS. Contractor, including Expert, shall comply with all anti-bribery laws of any country with which Contractor does business on behalf of the Company. Finally, the Company will have the right to audit Contractor's expenses and invoices when a reasonable question has been raised as to whether there has been a violation of any applicable anti-bribery laws.

     (F) CONFLICT OF INTEREST. During the term of this Agreement, Contractor represents and warrants that it and the Expert will not perform services for others in a manner that creates a conflict of interest with respect to the Services to be performed for the Company pursuant to this Agreement or that would present a significant opportunity for the disclosure of confidential information. More specifically Contractor represents and warrants that Contractor's entry into this Agreement and performance of the Services do not and will not create a conflict of interest with any public or government position ("Public Position") that Contractor or the Expert or any of the Expert's immediate family members hold or may hold during the term of this Agreement, nor violate any applicable laws or requirements with respect to any such Public Position. Contractor further agrees that Contractor, Expert and the Expert's immediate family members will not vote, preside over or exert influence on any government, regulatory or other public matter that would assist the Company in obtaining or retaining business or any improper advantage. Immediate family means (i) a person's spouse, parents, brothers, sisters and children; and
(ii) the parents, brothers, sisters, and children of such person's spouse. If at any time, any potential conflict of interest arises Contractor shall immediately notify the Company Contact of the potential conflict in writing.

5. EMPLOYEES/SUBCONTRACTING. The Company is engaging Contractor because of Contractor's unique skills and abilities. Contractor shall not allow any employee(s) or subcontractor(s) of Contractor other than the Expert to provide services to the Company under this Agreement.

6. CONTRACTOR WARRANTIES AND UNDERTAKINGS. Contractor represents, warrants and undertakes that:

     (A) Contractor has disclosed all facts, if any, pertaining to any restrictions on the ability to enter into this Agreement and that Contractor is not bound by any Agreements with third parties that would prevent the lawful performance of Services.

     (B) Contractor and the Expert will perform the Services utilizing reasonable care and skill in accordance and consistent with customary industry standards.

     (C) Contractor and the Expert will not directly or indirectly communicate any opinion or information that could in any way be adverse to the interests of the Company or any of its Affiliates, any of its personnel, customers, investors, products or services. This includes any statement that could impair the goodwill or business reputation of the Company, its officers, directors, or employees or that could benefit a competitor.

(CLEARWIRE LOGO)

     (D) The obligations and undertakings of the Contractor under this Agreement shall be binding under the same terms and conditions on the Expert and on any other person (if any) who performs the Services with express prior consent of the Company, and the Contractor shall procure compliance by the Expert.

     Contractor shall hold the Company harmless from and indemnify it for any claims or damages which would in any way whatsoever originate from or relate to the conclusion, performance and/or termination of the Agreement and which would be caused by Contractor's own fault or by a fault of any of its directors, employees and representatives, including but not limited to the Expert, in the performance of the Services. This obligation of indemnification shall apply in particular in case of non-compliance with any of the obligations relating to taxes and social security.

7. CONFIDENTIALITY. Contractor recognizes that in providing the Services under this Agreement, Contractor will have access to certain information not generally known to the public relating to the Company or its Affiliates. The Contractor agrees that this information is "Confidential Information" and belongs to the Company or its Affiliates, respectively.

     "CONFIDENTIAL INFORMATION" includes, without limitation, any information, in any form, that the Company or any of its Affiliates identifies as or considers to be confidential or proprietary, and that is not publicly or generally available relating to the Company, or each of its Affiliate's trade secrets; know-how; concepts; methods; research and development; products, technology development plans; marketing plans or strategies, databases; inventions; research data and mechanisms; software (including functional specifications, source code and object code); procedures; engineering; marketing strategies; sales; customers and customer contacts and needs; joint venture partners; suppliers; financial status and strategies; contracts or investors, obtained by the Contractor or the Expert during the Term of this Agreement as well as prior to this Agreement as regards the latter to the extent covered by the Restrictive Covenant Agreement dated December 7, 2004 between among others the Company and the [Contractor/Expert]. Confidential Information includes (i) information developed by the Contractor, alone or with others, or entrusted to the Contractor by the Company or by its customers or others.

     Throughout the term of the Agreement and thereafter indefinitely, the Contractor undertakes to the Company to hold the Confidential Information of the Company and its Affiliates in strict confidence, and not disclose or use it at any time except as authorized by the Company. If anyone tries to compel the Contractor to disclose any of such Confidential Information, by subpoena or otherwise, the Contractor will immediately notify the Company so that the Company may take any actions it deems necessary to protect its interests.

     The Contractor understands it is the policy of the Company not to improperly obtain or use confidential, proprietary or trade secret information that belongs to third parties, including others who have employed or engaged the Contractor or who have entrusted confidential information to the Contractor. Accordingly, the Contractor undertakes to the Company not to use for the benefit of or disclose to the Company confidential, proprietary or trade secret information that belongs to others, unless the Contractor advises the Company that the information belongs to a third party and both the Company (on the one hand) and the owners of the information (on the other hand) consent to the disclosure and use. Notwithstanding anything to the contrary in this Agreement, Contractor, including the Expert, shall at all times remain subject to any applicable confidentiality obligations arising prior to the date of this Agreement.

8. NON-EXCLUSIVE - NON-COMPETITION. This Agreement shall limit Contractor's right to provide services for others, except to the extent Contractor shall comply with the terms of this Agreement, including for the avoidance of doubt the paragraphs below in this Section 8. This Agreement does not grant to Contractor an exclusive right or privilege to provide the Services (or any future services). The Company may obtain the Services from any other provider of its choice at any time or undertake for itself any or all of the Services. Any business opportunities related to the Company's business that Contractor learns of or obtains while engaged by the Company belong to the Company, and Contractor will pursue them only for the Company's benefit.

     During the course of the Agreement and for a period of twelve (12) months after the date of the termination of the Agreement or the Services for any reason, Contractor will not directly or indirectly, provide services to, be employed by, own, manage, operate, join, be connected to, or benefit in any way from any business that designs, develops, manufactures, produces, offers for sale or sells a product or service that can be used as a substitute for,

(CLEARWIRE LOGO)

performs substantially the same function as, is a practical alternative for or is generally intended to satisfy the customer or client needs for any product or service designed, developed, manufactured, produced, offered for sale or sold by the Company or any of its Affiliates' businesses. For purposes of the foregoing, Contractor will be deemed to be connected with such business if the business is carried on by: (a) a partnership in which the Contractor is a general or limited partner, (b) a corporation of which Contractor is a shareholder (other than a shareholder owning less than 5% of the total outstanding shares of the corporation), officer or director; or as an employee, consultant, agent, member or other representative.

This prohibition shall apply to competitive business activities in Belgium and any other country in which the Company or it Affiliates provide wireless broadband services or have acquired wireless spectrum and have indicated an intent to provide wireless broadband services by themselves or in joint effort with any other person or entity.

In the event Contractor and/or Expert wish to carry out professional activities which may be subject to this non-compete clause, they may obtain prior written consent from the Company.

9. INTELLECTUAL PROPERTY. The Contractor completely, definitively, and exclusively transfers and assigns to the Company, who hereby accepts, all existing and future intellectual property, industrial property and all other rights, including without limitation patent rights, trademark rights, copyrights, neighboring rights, software rights, rights to domain names, rights to semiconductor typographies, database rights and design rights whether registered or unregistered (hereinafter the "Rights"), on the works, preparations, drafts, pieces of work, studies, research results, experiments, trials, databases, inventions, discoveries, data, know-how, software, semi-conductors, chips, semi-conductor topographies and any other creations or works or following the directions of the Company and related to services rendered to Clearwire Corporation and/or its Affiliates (hereinafter the "Works"), provided the Rights came into existence prior to or during the term of this Agreement, and regardless of the place at which and circumstances under which such Rights come into existence, in the most extensive way possible, with regard to all forms and means of exploitation, for the duration of the period of validity of the Rights in all countries.

     This assignment shall not trigger any additional compensation in excess of the Contractor's Fees. Nonpayment of the Contractor's Fees in case of breach of this Agreement will not affect the transfer and assignment of the Rights already existing.

     The rights for the Works assigned under this Section include, but are not limited to, reproduction rights (including adaptation and translation rights), rental and distribution rights, rights to communicate the Works to the public in any form and in any manner, in whole or in part, in a manner, method or way known or unknown at the moment of signature of this Agreement, including the right to give the public access to the Works through a network, as well as the right to re-utilise or extract the entire contents of a database or a substantial part thereof or systematically and repeatedly use insubstantial parts of said database.

     The Contractor undertakes to fully and immediately inform the Company if and when it has created, designed, developed or produced certain Works. The Contractor undertakes to fully communicate and deliver all documents, data, information and updates on these documents, data and information in relation to the Works to the Company, and this immediately upon the creation, design, development or production of the Works. The Contractor undertakes to assist the Company in all proceedings for obtaining or preserving the rights transferred or assigned under this Section. The Contractor undertakes to execute all documents in order to permit, facilitate or accelerate a patent application or the preservation of a patent or any other application for any other registered right, during the course of the Agreement as well as afterwards. The Contractor shall refrain from taking any steps, in its own name or in name of a third party, in order to obtain or maintain any Right in the Works or in any results deriving from the Contractor's activities for the Company.

     The Contractor agrees that the Company will exclusively represent it in the exercise of its moral rights. The Contractor renounces to exercise its right to oppose against any modifications of its Works by the Company and/or its Affiliates as far as the Company and/or such Affiliate consider it desirable for their use and further exploitation. The Contractor renounces to exercise its right to require to mention its name when the Company and/or its Affiliates use and further exploit the Works, as well as register them. The Contractor also renounces to exercise

(CLEARWIRE LOGO)

these rights when third persons are authorised to use and further exploit the Works of the Contractor by the Company and/or its Affiliates and are also authorised by the Company and/or its Affiliates to modify the Works and to omit the mention of the Contractor's name.

10. NON SOLICITATION. During the course of the Agreement and for a period of one
(1) year from the date of termination of Agreement for any reason, the Contractor shall not directly or indirectly solicit, recruit or entice any of the following to cease, terminate or reduce any relationship with the Company or its Affiliates or to divert any business from the Company or its Affiliates: (a) any person who is or was an employee of the Company or any of its Affiliates during the Agreement or, if after the termination of the Agreement, during a one-year period immediately preceding the termination of the Agreement; (b) any contractor or supplier of the Company or any of its Affiliates; (c) any customer or client of the Company or any of its Affiliates; or (d) any prospective customer or client of the Company or any of its Affiliates from whom the Contractor actively solicited business during the Agreement, or if after the termination of the Agreement, within the last six (6) months prior to the termination of the Agreement.

11. NON DISPARAGEMENT. Contractor will not disparage the Company or any of its Affiliates, its officers or employees or their business and will not interfere with their relationships with their customers, advertisers, joint venture partners, investors, employees, vendors, bankers or others. This applies during the course of the Agreement and indefinitely thereafter.

12. REMEDIES. The Parties agree that damages may be inadequate to compensate for the unique losses to be suffered in the event of a breach of this Agreement, and that the damaged party will be entitled, in addition to any other remedy it may have under this Agreement or at law, to seek and obtain injunctive and other equitable relief, including specific performance of the terms of this Agreement without the necessity of posting bond.

13. NOTICES. All notices under this Agreement shall be in writing and shall be considered effective if delivered or sent by personal delivery, courier, facsimile, overnight mail or both certified and regular mail to the following addresses, or such other address as a party may specify by the giving of notice to the other:

     MAC Telecom / Clearwire         To: MAC TELECOM SA / CLEARWIRE BELGIUM SPRL
     Belgium:                            Avenue Louise 326
                                         1050 Brussels (Belgium)
                                         Attn: Managing Country Director
                                         And Attn: Legal Department
                                         Fax#: [__________]

     CONTRACTOR                      To: ________________________________
                                         ________________________________
                                         ________________________________

14. MISCELLANEOUS.

     (A) NON-WAIVER. Any delay or failure of either Party to insist upon or enforce strict performance of any provision in this Agreement shall not be construed as a waiver of its right to insist upon or enforce such provision in the future or any other provision in this Agreement.

     (B) CONTROLLING LAW/VENUE. This Agreement shall in all respects, including matters of construction, validity and performance, be governed by and construed according to the internal laws of the Kingdom of Belgium, without giving effect to "choice of law" principles. Any legal proceeding in connection with this Agreement shall be brought exclusively in the courts in Brussels which the parties agree is a convenient forum.

(CLEARWIRE LOGO)

     (C) SEVERABILITY. If any provision of this Agreement is held to be unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable to the maximum extent permitted by law. The Agreement shall not be construed against the Company by reason of the drafting or preparation hereof.

     (D) ENTIRE AGREEMENT. Unless specified otherwise herein, this Agreement is the final and complete expression of the Parties' agreement on these subjects, replaces and supersedes all prior oral or written agreements on these subjects, and may be amended only in writing signed by both Parties.

     (E) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on each Party, notwithstanding that each Party is not a signatory to the same counterpart.

     (F) NO ASSIGNMENT. This Agreement shall not be assigned or transferred by Contractor without the prior written consent of the Company.

     The Parties have signed this Agreement as of the date first set forth above in two originals, each Party acknowledging having received one duly signed original.

[MAC Telecom / Clearwire Belgium]:      CONTRACTOR:

                                        ----------------------------------------


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------


                                        EXPERT
                                        for acknowledgment and approval of the
                                        obligations under this Agreement, in
                                        particular Section 6(d):

                                        ----------------------------------------


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

(CLEARWIRE LOGO)

                                   SCHEDULE A

1.   Scope of Services:

2.   Fees:

                                    EXHIBIT G

                TERMINATION OF SHAREHOLDERS AGREEMENT RELATING TO
                             MAC TELECOM HOLDINGS SA

     The undersigned hereby terminate and waive all rights under the Shareholders Agreement dated March 14, 2003 relating to MAC Telecom Holdings SA, a 'societe anonyme' organized under the laws of Belgium, effective this ___th day of ____________, 2006.


                                        ----------------------------------------
                                        Axel BEGHIN


                                        ----------------------------------------
                                        Charles de BUNSEN


                                        ----------------------------------------
                                        Nicolas du CHASTEL


                                        ----------------------------------------
                                        Matthew RIDGWELL

                                    EXHIBIT H

                       TERMINATION OF MANAGEMENT AGREEMENT

     This TERMINATION OF MANAGEMENT AGREEMENT (this "Agreement"), dated as of __________, 2006, is made by and between MAC Telecom SA, a 'societe anonyme' organized under the laws of Belgium ("MAC Telecom"), and MAC Telecom Holdings SA, a 'societe anonyme' organized under the laws of Belgium ("MTH"). MAC Telecom and MTH may each be referred to herein as a "Party" and together as the "Parties."

     WHEREAS, MAC Telecom and MTH are parties to that certain Management Agreement, dated as of December 7,2004 (the "Management Agreement");

     WHEREAS, the Parties, among others, have entered into the MTH Stock Purchase Agreement dated _________, 2006 (the "Stock Purchase Agreement"), pursuant to which Clearwire Europe S.a r.l., a Luxembourg limited liability company ("Clearwire Europe"), has agreed to purchase all of the outstanding stock of MTH;

     WHEREAS, pursuant to Section 7.3(d) of the Stock Purchase Agreement, the Parties have agreed to enter into this Agreement; and

     WHEREAS, entry into this Agreement is a material inducement to Clearwire Europe to enter into the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants, conditions, and agreements hereinafter set forth, the Parties agree as follows:

1. Mutual Release of Claims. Effective as of the date of the closing of the Stock Purchase Agreement (the "Closing"), and subject thereto, each of MTH and MAC Telecom, for themselves and each of their respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel, hereby releases, dismisses and forever discharges the other Party and each of its respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel from any and all claims (including claims for attorneys' fees), demands, damages, suits, proceedings, actions, arbitrations and/or causes of action of any kind and every description, whether known or unknown, arising from or relating to any fact or matter on or prior to the Closing relating to the Management Agreement.

2. Consent to Termination of the Management Agreement. Effective as of the Closing, and subject thereto, the Parties hereby consent to the termination of the Management Agreement. From and after the Closing the Management Agreement shall be null and void and have no further force or effect.

3. No Further Payments. MTH hereby acknowledges that it no longer has any claims for outstanding payments from MAC Telecom under the Management Agreement.

4. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the Parties and approved by Clearwire Europe. Clearwire Europe is an intended beneficiary of this Agreement.

5. Miscellaneous. This Agreement (a) shall be governed by and in accordance with the internal laws of Belgium, without regard to the principles of conflicts of law thereof; (b) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; and (c) may be executed and delivered (including by facsimile transaction) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     [The remainder of this page is intentionally left blank. The signature page follows.]

MAC TELECOM HOLDINGS SA


BY:
    ---------------------------------

    ---------------------------------
    Print Name

ITS:
     --------------------------------

MAC TELECOM SA


BY:
    ---------------------------------

    ---------------------------------
    Print Name

ITS:
     --------------------------------

                                    EXHIBIT I

                             STOCK PLEDGE AGREEMENT

     THIS STOCK PLEDGE AGREEMENT (this "Agreement") is made as of this _________ day of ________, 2006, by ___________ (the "Pledgor"), in favor of Clearwire Europe S.a.r.l., a Luxembourg limited liability company (the "Pledgee").

                                    RECITALS

     A. Among others, Pledgor and Pledgee are parties to that certain MTH Stock Purchase Agreement dated as of _____________, 2006 (as the same may be amended, the "MTH Agreement"), pursuant to which Pledgor received Class A Common Stock of Clearwire Corporation, a Delaware corporation (the "Corporation"), as partial consideration for the sale of all of Pledgor's right, title and interest in and to his registered shares of MAC Telecom Holdings SA., a 'societe anonyme' organized under the laws of Belgium.

     B. It is a material condition precedent to Pledgee's obligations under the MTH Agreement that Pledgor enter into this Agreement to secure the obligations of Pledgor as described below.

     NOW, THEREFORE, in consideration of the foregoing Pledgor agrees as follows:

                                    AGREEMENT

     1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings:

          "Event of Default" has the meaning given in Section 7 hereof.

          "Governmental Authority" means the government of the United States or any State or any foreign country or any political subdivision of any thereof or any branch, department, agency, instrumentality, court, tribunal or regulatory authority which constitutes a part or exercises any sovereign power of any of the foregoing.

          "Lien" means, for any person, any security interest, pledge, mortgage, charge, assignment, hypothecation, encumbrance, attachment, garnishment, execution or other voluntary or involuntary lien upon or affecting the revenues of such person or any real or personal property in which such person has or hereafter acquires any interest.

          "Pledged Stock" means the shares of common stock of the Corporation which are pledged hereunder as provided in Section 2 hereof.

          "MTH Agreement" has the meaning given in the Recitals hereof.

          "Professional Services Agreement" means any professional services agreement entered into pursuant to the MTH Agreement by Pledgee, MAC Telecom SA, and/or Clearwire Belgium SPRL, on the one hand, and Pledgor or a company controlled by Pledgor, on the other.

     2. GRANT OF SECURITY INTEREST. Pledgor hereby pledges, assigns and grants to Pledgee, subject to Section 15 hereafter, a security interest in all of his right, title and interest in and to the following personal property, whether now owned or hereafter acquired (the "Collateral"):

          (a) INITIAL SHARES OF STOCK. ____________ (_____) shares of the outstanding Common Stock of the Corporation, which are registered in the name of Pledgor and shall be evidenced by share certificate _______, a copy of which is attached hereto as Schedule 1.

          (b) RELATED RIGHTS. All securities and stock powers delivered by Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such securities, and all cash and stock and other non-cash dividends, including liquidating dividends, stock rights, warrants and other rights to subscribe at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof (including without limitation any additional or substitute shares received by Pledgor pursuant to Section 3.3 of the MTH Agreement); and in the event Pledgor receives any such property, Pledgor will immediately deliver it to Pledgee to be held hereunder; and

          (c) PROCEEDS AND PRODUCTS. All cash and non-cash proceeds and products of all of the foregoing property.

     3. TRANSFER OF INSTRUMENTS, ETC. Pledgor agrees to deliver to Pledgee all instruments and stock certificates pertaining to the Collateral now owned and to deliver to Pledgee promptly upon receipt thereof all instruments and stock certificates pertaining to the Collateral hereafter acquired. Without limiting the foregoing, if Pledgor shall become entitled to receive or shall receive, in connection with any of the Collateral, any: (i) stock certificate, including without limitation any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, split-off or split-up, or liquidation; (ii) option, warrant, or right, whether as an addition to or in substitution or in exchange for any of its securities, or otherwise; or (iii) dividend (provided that Pledgor shall be entitled to retain any cash dividend declared and paid at a time when no Event of Default has occurred and is continuing) or distribution payable in property, including securities issued by someone other than the issuer of any of its securities; then Pledgor shall accept the same as Pledgee's agent, in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received, with, as applicable, Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Pledgee, subject to the terms hereof, as part of the Collateral.

     4. OBLIGATIONS SECURED. The pledge, assignment and grant of security interest made pursuant to this Agreement is given to secure the full and timely performance of all obligations of Pledgor owing to Pledgee now existing or hereafter incurred which arise pursuant to or in connection with the MTH Agreement, the Professional Services Agreement, this Agreement, and any other agreement entered into by or on behalf of Pledgor with Pledgee pursuant to the MTH Agreement or Professional Services Agreement (collectively, the "Obligations").

     5. CERTAIN AGREEMENTS REGARDING THE COLLATERAL. Pledgor represents and warrants to, and agrees with Pledgee that:

          (A) Pledgor is the legal and beneficial owner of all of the Collateral and is not prohibited by contract or otherwise from subjecting me same to the pledge and security interest created hereby;

          (B) The Collateral is free and clear of all Liens;

          (C) Pledgor will neither create nor suffer to exist any Lien on the Collateral, nor sell, transfer, lease or otherwise dispose of any item of Collateral; and

          (D) Pledgor will fully and punctually perform any duty required of it in connection with the Collateral and will not take any action which will impair, damage or destroy Pledgee's rights with respect to the Collateral or hereunder or the value thereof.

     6. PLEDGOR'S VOTING RIGHTS. So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled to exercise, or permit others to exercise, voting rights incident to the Collateral but may not vote for the sale of any corporate asset at less than fair market value nor vote in a way adversely affecting the value of the Collateral. Upon the occurrence and continuation of an Event of Default, at the option of Pledgee and upon notice to Pledgor, Pledgor's right to exercise, or permit others to exercise, such voting rights shall immediately cease and terminate and all voting rights with respect to the Collateral shall thereupon rest solely and exclusively in Pledgee. The foregoing sentence shall constitute and grant to Pledgee an irrevocable proxy coupled with an interest to vote the Collateral upon the occurrence and continuation of such an Event of Default, and any officer of any corporation whose voting stock constitutes Collateral, including without limitation any inspectors of elections or tellers, may rely hereon and on any written notice from Pledgee as to the existence of an Event of Default and Pledgee's right to vote such Collateral.

          7. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default":

          (A) Pledgor has failed to comply with any covenant or agreement contained in the MTH Agreement, the Professional Services Agreement, this Agreement, or any other agreement executed in connection with the MTH Agreement or the Professional Services Agreement; or

          (B) Any representation or warranty made or deemed made by Pledgor under or in connection with the MTH Agreement, the Professional Services Agreement, this Agreement or any other agreement executed in connection witih the MTH Agreement or the Professional Services Agreement shall prove to have been incorrect or incomplete in any material respect when made or deemed made.

          In order to declare an Event of Default, Pledgee shall send written notice to Pledgor setting out the declaration including the basis for the claimed Event of Default (the "Default Notice").

     8. DISPUTE CONCERNING AN EVENT OF DEFAULT.

          (A) If Pledgor shall dispute whether an Event of Default as set forth in the Default Notice has in fact occurred, Pledgor shall send written objection to Pledgee within ten (10) days after receipt by Pledgor of the Default Notice. Pledgee shall not exercise any remedy for an Event of Default until the later of expiration of the ten (10) day period or, if an objection has been timely made by Pledgor, resolution whether an Event of Default has occurred in accordance with Section 21(a) and 21(b).

          (B) If Pledgor has timely submitted its written objection, then either Pledgor or Pledgee may seek a determination from the arbitrators in accordance with Section 21(a) and 21(b) below whether or not Pledgee's assertion that an Event of Default occurred is manifestly without merit ("kennelijk ongegrond"/ "manifestement non-fonde"). Each party shall be permitted to submit such materials supporting their position as they may reasonably determine and arbitrators shall permit. Each party shall use its reasonable commercial efforts to expedite the determination from the arbitrators. Without prejudice to Section 8(c), the determination of the arbitrators as to whether Pledgee's assertion that an Event of Default occurred is manifestly without merit shall not be binding on the parties in the ultimate resolution of said dispute.

          (C) Unless the arbitrators find pursuant to Section 8(b) that Pledgee's assertion that an Event of Default occurred is manifestly without merit, Pledgee shall hold the Collateral until such dispute has been finally resolved in accordance with this Agreement. Notwithstanding the above, upon request of Pledgor after an objection has been timely filed, the Collateral shall be transferred to an escrow agent mutually satisfactory to the parties (provided the same shall not affect the perfection or priority of the security interest granted hereunder); provided that in no event shall Pledgee be required to release any of the Collateral prior to expiration of the term under Section 15.

          (D) In no event shall Pledgee, escrow agent or any other person or entity be liable or responsible for any loss in value of the Collateral pending resolution of any dispute.

     9. TAXES. Pledgor will pay before delinquency any taxes which are or may become through assessment or distraint or otherwise a Lien on the Collateral and will pay any tax which may be levied on any Obligation secured hereby.

     10. RELEASE OF COLLATERAL, ETC. The obligations of Pledgor hereunder shall not be affected by the release or substitution of any Collateral or by the release of or any renewal or extensions of time to any party to any instrument, obligation or liability secured hereby. Pledgee shall not be bound to resort to or exhaust its recourse or to take any action against other parties or other collateral. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Collateral upon surrendering it or tendering surrender of it to Pledgor.

     11. FURTHER ASSURANCES. Pledgor, at his sole reasonable cost and expense, will at, any time and from time to time hereafter, to the extent it has been demonstrated by Pledgee that they are necessary to preserve Pledgee's rights under this Agreement: (a) execute such instruments and perform such other acts as Pledgee may reasonably request to establish and maintain the security interests herein granted by Pledgor to Pledgee and the priority and continued perfection thereof; (b) obtain and promptly furnish to Pledgee evidence of all such government approvals as may be required to enable Pledgee to comply with its obligations hereunder; and (c) execute and deliver all such other instruments and perform all such other acts as Pledgee may reasonably request to carry out the transactions contemplated hereunder and under the MTH Agreement. Pledgor also authorizes Pledgee to file any and all financing statements and renewals thereof deemed necessary by Pledgee.

     12. FEES AND EXPENSES. Pledgee shall pay any tax, assessment, insurance premium, recording or filing fee, or other expense for the protection or perfection of Pledgee's interests in the Collateral. Provided that an Event of Default has occurred, Pledgor agrees to pay Pledgee on demand all fees and expenses, including, without limitation, reasonable attorneys' fees and disbursements incurred by Pledgee (a) in all efforts made to enforce payment of any of the Obligations, or (b) in connection with the modification, amendment, administration and enforcement of the Obligations.

     13. REMEDIES UPON DEFAULT. If an Event of Default shall occur, Pledgee shall have all of the remedies provided by law or equity and, without limiting the generality of the foregoing, or the remedies provided in any other section hereof, shall have the following remedies:

          (A) The remedies under any agreement between Pledgor and Pledgee;

          (B) The remedies of a secured party under the Uniform Commercial Code;

          (C) The right to exercise all voting rights incident to the Collateral as provided in Section 6 above;

          (D) The right to receive all dividends and all other distributions of any kind on all or any of the Collateral;

          (E) The right to exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Pledgor pertaining or relating to the Collateral (Pledgor hereby irrevocably constituting and appointing Pledgee his proxy and attorney-in-fact with full power of substitution so to do), although Pledgee shall not have any duty to exercise any such rights, privileges, options or powers or to sell or to otherwise realize upon any of the Collateral, as hereinafter authorized, or to preserve the same, and Pledgee shall not be responsible for any failure to do so or delay in so doing; and/or

          (F) The right to sell, assign and deliver the whole or, from time to time, any part of the Collateral at any broker's board or at any private sale or at public auction, with or without demand or advertisement of the time or place of sale or adjournment thereof or otherwise, for cash, for credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Pledgee in its discretion may determine, and Pledgee may bid for and purchase the whole or any part of the Collateral so sold free from any such right or equity of redemption. Pledgee may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. For the purposes hereof, (i) a private sale, shall, in the case of the

Collateral, mean a sale after solicitation of a number of persons reasonably approximating the maximum number which, in the sole opinion of Pledgee, shall not require registration of the Collateral so being offered for sale pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or compliance with any applicable state securities law commonly known as a "Blue Sky Law," and (ii) an agreement to sell all or any part of the Collateral shall be treated as a sale thereof, and Pledgee shall be free to carry out such sale pursuant to such agreement and Pledgor shall not be entitled to the return of any Collateral subject thereto, notwithstanding the fact that after Pledgee shall have entered into such an agreement all Events of Default may have been remedied or the obligations may have been paid in full.

          In view of the possible position of Pledgor as an "affiliate" or "control person" of the issuer of all or a portion of securities constituting the Collateral under the 1933 Act, Pledgor understands that compliance with the 1933 Act may very strictly limit the course of conduct of Pledgee if Pledgee were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Pledgor also understands that there may be other legal restrictions or limitations affecting Pledgee in any attempts to dispose of all or any part of the Collateral under applicable Blue Sky or other state securities laws. Pledgor agrees that any private sale conducted in a manner which complies with the 1933 Act and Blue Sky or state securities laws shall be commercially reasonable (within the meaning of Section 9A-610(b) of the Uniform Commercial Code), and Pledgor hereby waives any claims against Pledgee arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Pledgee accepts the first offer received and does not offer the Collateral to more than one possible purchaser. Without limiting the generality of the foregoing, the foregoing provisions would apply if, for example, Pledgee were to place all or any part of the Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Collateral for its own account, or if Pledgee placed all or any part of the Collateral privately with a purchaser or purchasers.

     14. NOTICE OF SALE. Pledgor agrees that a period of seven (7) days from the date notice is sent shall be a reasonable period of notification, if required, of sale or other disposition of Collateral by Pledgee as secured party, and that any notice or other communication from Pledgee to Pledgor pursuant to this Agreement or required by any statute may be given to Pledgor at the address specified at the end of this Agreement or at such other address as Pledgor may provide to Pledgee in writing from time to time.

     15. RELEASE OF PLEDGE. Unless an Event of Default has been previously claimed, and in the event of a dispute, unless the arbitrators, pursuant to
Section 8, have determined that Pledgee's assertion that an Event of Default has occurred is not manifestly without merit, Pledgee shall definitively and irrevocably release the Pledge on the earlier of: (a) 12 months from the date of Closing and (b) the end of the applicable "market stand-off" period as set forth in any agreement entered into by Pledgor pursuant to 6.3 of the MTH Agreement. Release of the Collateral to Pledgor pursuant to this Agreement shall not release Pledgor of any other obligations Pledgor may have including pursuant to any applicable "market standoff" agreement to which such Pledgor is a party. If an Event of Default shall have been claimed and if the arbitrators shall find such claim to be manifestly without merit, then the Event of Default asserted by Pledgee shall not be a basis to hold the Collateral provided that in no event shall Pledgee be required to release any of the Collateral prior to expiration of the term under Section 15.

     16. NOTICES. All notices required or permitted under this Agreement shall be effective upon receipt if they are delivered in writing in person, by facsimile or sent by first class mail to the Pledgee at 5808 Lake Washington Boulevard NE, Suite 300 Kirkland, Washington 98033, Attention: Mr. Michael Targett, and to the Pledgor at the address specified at the end of this Agreement, or at such alternative address as the recipient may provide to Pledgee in writing from time to time.

     17. HOLD HARMLESS. Without prejudice to and with the same limitations as provided by the other provisions of this Agreement, Pledgor will indemnify and hold Pledgee and the escrow agent (if any) and each of their agents, successors, heirs and assigns (each an "Indemnified Party") harmless from all liability, loss, damage or expense, including reasonable attorneys' fees and costs, that the Indemnified Party may incur resulting from, arising out of or relating to Indemnified Party's good faith efforts to comply with or enforce the terms of this Agreement, provided, however, said indemnification shall not apply to the extent that any such liability, loss, damage or expense arises out of or is based solely upon the Indemnified Party's wilful misconduct or gross negligence. The covenants set forth in this Section 17 shall survive the termination of this Agreement.

     18. NO WAIVER; REMEDIES CUMULATIVE. This Agreement shall not be qualified or supplemented by course of dealing. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee and, in the case of any such amendment or modification, by Pledgor. No waiver or indulgence by Pledgee as to any required performance by Pledgor shall constitute a waiver as to any required performance or other obligations of Pledgor hereunder. The exercise of any right, power, or remedy shall in no event constitute a cure or waiver of any Event of Default nor prejudice the right of Pledgee in the exercise of any right hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any right or remedy provided by law.

     19. SEVERABILITY. In case any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions will not in any way be affected or impaired thereby in any other jurisdiction; and the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

     20. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, other than its conflict of law rules, provided that the determination whether an Event of Default has in fact occurred shall be governed by the laws of Belgium.

     21. DISPUTE RESOLUTION.

          (a) Unless otherwise agreed by the parties, any dispute whether Event of Default has occurred shall be submitted to binding arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"). Any such arbitration shall be conducted in Brussels, Belgium by a panel of three arbitrators, comprised of one arbitrator appointed by each party to the dispute and one neutral arbitrator appointed in accordance with ICC Rules. Both parties undertake to use their reasonable commercial efforts to have such arbitration carried out expeditiously.

          (b) Any dispute concerning the rights and remedies under this Agreement (other than the determination whether an Event of Default has occurred) shall be subject to the non-exclusive jurisdiction of any state or federal court sitting in Seattle, King County, Washington. The parties irrevocably waive to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue in any such action or proceeding in any such forum, and hereby further irrevocably waive any claim that any such forum is an inconvenient forum. Pledgor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing herein shall impair the right of Pledgee to bring any action or proceeding against Pledgor or its property in the courts of any other jurisdiction. EACH OF THE PARTIES FURTHER IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER AGREEMENT ENTERED INTO IN CONNECTION THEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY OR ANY OF THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

     22. SUCCESSORS. This Agreement inures to the benefit of Pledgee and any of his respective successors and assigns, and shall bind the successors and assigns of Pledgor. Pledgor may not assign his rights and obligations hereunder without the prior written consent of Pledgee.

     23. ENTIRE AGREEMENT; AMENDMENT. This Agreement comprises the entire agreement between Pledgor and Pledgee with respect to the pledge and may not be amended or modified except in writing. No provision of this Agreement may be waived except in writing and then only in the specific instance and for the specific purpose for which given.

     24. HEADINGS. The headings of the various provisions of this Agreement are for convenience or reference only, do not constitute a part hereof, and shall not affect the meaning or construction of any provision hereof.

                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, Pledgor has executed this Agreement as of the date and year first above written.

     PLEDGOR:                           [Click Here and Type]


                                        ----------------------------------------
                                        Name:
                                           Address:
                                                    ----------------------------

                                                    ----------------------------
                                           Attn:
                                                    ----------------------------
                                           Telefax:
                                                    ----------------------------

SCHEDULES:

     Schedule 1 Stock Certificate Representing Initial Shares of Pledged Stock

                                    EXHIBIT J

                            TERMINATION OF AGREEMENT

     This TERMINATION OF [____________] AGREEMENT (this "Agreement"), dated as of ____________, 2006, is made by and between [INSERT PARTY TO AGREEMENT] ("____________") and MAC Telecom Holdings SA, a 'societe anonyme' organized under the laws of Belgium ("MTH"). [INSERT PARTY TO AGREEMENT] and MTH may each be referred to herein as a "Party" and together as the "Parties."

     WHEREAS, [INSERT PARTY TO AGREEMENT] and MTH are parties to that certain [____________] Agreement, dated as of [INSERT DATE] (the "[____________]
Agreement");

     WHEREAS, the sole shareholder of [INSERT PARTY TO AGREEMENT], among others, has entered into the MTH Stock Purchase Agreement dated___________, 2006 (the "Stock Purchase Agreement"), pursuant to which Clearwire Europe S.a r.l, a Luxembourg limited liability company ("Clearwire Europe"), has agreed to purchase all of the outstanding stock of MTH;

     WHEREAS, pursuant to Section 7.2(h) of the Stock Purchase Agreement, the Parties have agreed to enter into this Agreement; and

     WHEREAS, entry into this Agreement is a material inducement to Clearwire Europe to enter into the Stock Purchase Agreement.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants, conditions, and agreements hereinafter set forth, the Parties agree as follows:

6. Mutual Release of Claims. Effective as of the date of the closing of the Stock Purchase Agreement (the "Closing"), and subject thereto, each of MTH and [INSERT PARTY TO AGREEMENT], for themselves and each of their respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel, hereby releases, dismisses and forever discharges the other Party and each of its respective subsidiaries, and their respective predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, shareholders, members, partners, employees, heirs, successors, assigns, representatives, agents and counsel from any and all claims (including claims for attorneys' fees), demands, damages, suits, proceedings, actions, arbitrations and/or causes of action of any kind and every description, whether known or unknown, arising from or relating to any fact or matter on or prior to the Closing relating to the [____________] Agreement.

7. Consent to Termination of the [____________] Agreement. Effective as of the Closing, and subject thereto, the Parties hereby consent to the termination of the [____________] Agreement. From and after the Closing the [____________] Agreement shall be null and void and have no further force or effect.

8. No Further Payments. [INSERT PARTY TO AGREEMENT] hereby acknowledges that it no longer has any claims for outstanding payments from MTH under the [____________]Agreement.

9. Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the subject matter of this Agreement. There are no promises, terms, conditions, obligations, or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations, or agreements, verbal or written, among the Parties relating to the subject matter of this Agreement. This Agreement may not be amended except in writing executed by the Parties and approved by Clearwire Europe. Clearwire Europe is an intended beneficiary of this Agreement.

10. Miscellaneous. This Agreement (a) shall be governed by and in accordance with the internal laws of Belgium, without regard to the principles of conflicts of law thereof; (b) shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; and (c) may be executed and delivered (including by facsimile transaction) in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            [The remainder of this page is intentionally left blank.
                          The signature page follows.]


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

[PARTY TO AGREEMENT]


BY:
    ---------------------------------

    ---------------------------------
    Print Name
ITS:
     --------------------------------


MAC TELECOM HOLDINGS SA


BY:
    ---------------------------------

    ---------------------------------
    Print Name
ITS:
     --------------------------------


                                       29